Exhibit 10.21

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

AGREEMENT

(SUBCONTRACT NO. USN-001)

THIS AGREEMENT (“Agreement”) made effective on the 7th day of April 2005 (“Effective Date”) by and between Hoku Scientific, Inc., a Delaware corporation, having its offices at 2153 North King Street, Suite 300, Honolulu, Hawaii 96819 (“Hoku”), and IdaTech LLC, a majority-owned subsidiary of IDACORP, Inc., having its offices at 63065 N.E. 18th Street, Bend, Oregon 97701 (“IdaTech”).

BACKGROUND & PURPOSE

WHEREAS, Hoku has entered into Contract No. N68936-05-R-0010 (“Prime Contract”) with the United States Navy, NAWCWD (“Customer”). The objective of the Prime Contract is to provide a prototype (the “Prototype”) integrated fuel cell power plant using Hoku’s proprietary fuel cell membrane electrode assemblies that produces a minimum of 1 kilowatt of net electrical output (the “Power Plant”). The Prime Contract includes the following options (the “Options”) (1) the option to purchase an additional eleven Power Plants (“Option 1”) and the option to have ten such Power Plants operated and maintained by Hoku for a period of twelve months at a United States Navy facility (“Option 2”). The Option may be exercised at Customer’s sole discretion following the successful delivery of the Prototype.

WHEREAS, Hoku desires IdaTech to perform a portion of the work to be provided by Hoku to Customer under the Prime Contract, and IdaTech is willing to provide such work, under the terms and conditions of this Agreement; and

WHEREAS, it is the intention of Hoku and IdaTech to specify the allocation of work to be performed by IdaTech and the respective rights, duties and obligations of the parties hereto.

NOW, THEREFORE, in consideration of the covenants and obligations contained herein, the parties hereby agree as follows:

AGREEMENT

1. ALLOCATION OF RESPONSIBILITY. Hoku shall have primary responsibility for performing work pursuant to the Prime Contract. IdaTech shall provide the necessary personnel, facilities, equipment, materials, data, supplies and services to perform its portion of the work agreed to hereunder, as set forth in the statement of work (“Statement of Work”) attached hereto as Attachment A and incorporated herein. IdaTech shall also provide such data and support to Hoku as may be required to price and negotiate any task or subtask under the Prime Contract that pertains to work to be performed hereunder.

2. TERM. This Agreement shall commence as of the Effective Date and shall continue in full force and effect until all deliverables set forth in the Statement of Work have been delivered to, and accepted by, Hoku (“Term”), unless extended or earlier terminated as provided herein.

3. OPTION TO EXTEND. Hoku shall have the unilateral option to extend this Agreement in the event Customer exercises any option to extend the Prime Contract (including the Options). In the event the Prime Contract is extended, all of the terms, conditions, and covenants of this Agreement shall continue in full force and effect unless amended in writing by both parties and, if required under the Prime Contract approved by Customer.

Hoku Initials & Date /s/ SP 4/18/05	IdaTech Initials & Date /s/ ES 4/7/05

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

4. TASKS AND SCHEDULE. The scope of work under this Agreement is to provide expertise, labor, equipment, materials and all other resources necessary to assist Hoku in the delivery of the Power Plants to Customer. The tasking under this Agreement shall be as listed in Attachment A, Statement of Work. The scheduled delivery date for each deliverable set forth in the Statement of Work shall be as set forth on Attachment B, Master Program Schedule. Additional tasking under this Agreement, if required by Hoku, shall be directed through authorized purchase orders (PO) from Hoku to IdaTech, subject to the terms and conditions hereunder. Work performed by IdaTech shall be in accordance with the Statement of Work set forth in the pertinent PO. Deliverables shall be addressed to Hoku’s Chief Technology Officer, and shall be FOB Destination. In accordance with the Statement of Work, IdaTech shall not commence work on a Phase identified therein until all deliverables under the prior Phase have been accepted by Hoku, or upon receipt of written notice from Hoku to commence work on the next Phase.

5. SUBCONTRACT TYPE AND VALUE. This is a Firm Fixed Price subcontract with an initial value of $[ * ]. The value of Option 1, if exercised by the Customer in its sole discretion, is $[ * ]; and the value of Option 2, if exercised by the Customer in its sole and absolute discretion, is $[ * ]. Individual PO’s will be issued against this Agreement and shall act as the funding document(s). Payments shall be made upon the submission of invoices for deliverables accepted by Hoku pursuant to Section 8.

6. INVOICES. When deliverables set forth in the Statement of Work are approved by Hoku, IdaTech shall submit invoices to Hoku, Attention: VP Business Development. The invoice must identify the milestone and/or deliverables met. The invoice should cite the particular PO number.

7. PAYMENT SCHEDULE. Subsequent to Hoku’s receipt of the invoice and acceptance of deliverables in accordance with Section 8 herein, Hoku shall pay IdaTech within [ * ] days of receipt of the approved invoice.

8. INSPECTION AND ACCEPTANCE. IdaTech shall grant to Hoku or the Customer quality control access to IdaTech’s plant or manufacturing facilities, including the freedom to witness and audit all phases of services provided to Hoku. The failure of Hoku to inspect the services shall not be deemed to constitute acceptance of any services that do not conform to the specifications, or to waive any of Hoku’s rights or remedies arising by virtue of such defects or non-conformance. If any goods are found to be defective or otherwise not in conformity with the requirements of the Statement of Work or each issued PO, as the case may be, Hoku may, in addition to its other rights and remedies, reject such goods and require their prompt correction or their replacement at IdaTech’s expense, including shipping and packaging charges.

9. TECHNICAL DATA AND INFORMATION (NAVAIR) (FEB 1995) (DFARS § 5252.247-9505) Technical Data and Information shall be delivered directly to Hoku, attention Chief Technology Officer, in accordance with the requirements of the Contract Data Requirements List, DD Form 1423, Attachment C, attached hereto, except as noted below, and the following:

(a) IdaTech shall not deliver the Technical Data and Information directly to the Customer without the prior written authorization of Hoku.

(b) Partial delivery of data is not acceptable unless specifically authorized on the DD Form 1423, or unless approved in writing by Hoku.

(c) The Customer review period provided on the DD Form 1423 for each item commences upon receipt of all required data by the technical activity designated in Block 6.

Hoku Initials & Date /s/ SP 4/18/05	IdaTech Initials & Date /s/ ES 4/7/05

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(d) A copy of all other correspondence addressed to Hoku relating to data item requirements (i.e., status of delivery) shall also be provided to the codes reflected above and the technical activity responsible for the data item per Block 6, if not one of the activities listed above.

(e) Hoku reserves the right to issue unilateral modifications to change the destination codes and addresses for all technical data and information at no additional cost to Hoku.

(f) Unless otherwise specified in writing, rejected data items shall be resubmitted within thirty (30) days after receipt of notice of rejection.

(g) DID DI-MCCR-81344 – Design Specification: IdaTech will provide a design specification for the deliverable fuel cell power plant. Industry proprietary data will not be included in the specification. A statement of the security policy is not applicable to this project as there are no components of the project that are subject to security classification. The TCB is not applicable to this project. The intent of the Design Specification will be met as described by the DID (i.e. format of the system-level specification will comply with Section 10.2.

(h) DID DI-CMAN-80776 – Technical Data Package. IdaTech will provide a Technical Data Package in the form of a Preliminary Design Review package, and a Final Design Review package. The TDP will apply to the system-level fuel cell power plant, and will include only product drawings consistent with the intent of the DID. Section 10.2 a, c, d, e, f, and g do not apply to this acquisition.

(i) DID DI-NTDI-80566 – Test Plan. The Test Plan will apply to the deliverable system-level fuel cell system Factory Acceptance Test (FAT). The FAT will include test components associated with the performance of the fuel cell system, and any associated Human Factors components (e.g. operator and system safety requirements). The Flow Diagram (Section 10.3.3), and Special Tests (Section 10.3.9.4), Special test equipment (Section 10.3.9.9), Government test facilities (Section 10.3.9.13) are not applicable to this project.

(j) DID DI-NTDI-80809B – Test/Inspection Report. The Test/Inspection Report will apply the deliverable system-level fuel cell system FAT. Security classification does not apply. National stock number and Production item specification do not apply to this project, as the fuel cell system is a developmental item.

(k) DID DI-MISC-80508A – Technical Report – Study Services. Key studies regarding the fuel cell system MEA and/or fuel cell power module will be reported in accordance with this DID. All other components of the fuel cell system are COTS designated. Security classification does not apply to this DID.

(l) DID DI-ILSS-81225 – Maintenance Support Plan. The minimum life cycle cost (LCC) is not applicable to this project, as the fuel cell system is a development item. The criteria for repair, Section 10.2 Part b, applies to the fuel cell system repair level only. BDAR, BIT, BITE, testability, reliability, maintainability, nuclear hardening, support equipment requirements, manpower skills and facility requirements do not apply to this fuel cell system (reference Section 10.2, part B). Section 10.2, Parts g, h, i, j, k, and l do not apply to this project.

(m) If the Options are exercised, Technical Data and Information shall be delivered in accordance with the requirements of the Contract Data Requirements List, DD Form 1423, Attachment D, attached hereto, except as noted above.

Hoku Initials & Date /s/ SP 4/18/05	IdaTech Initials & Date /s/ ES 4/7/05

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

10. CHANGES. Changes or modifications to this Agreement, within the general scope of this Agreement, may occur, as mutually agreed upon by both parties and authorized in writing by an officer of Hoku and IdaTech. If any authorized change causes an increase or decrease in the price, or the time required for performance of any part of the work under this Agreement, Hoku shall make an equitable adjustment in the (1) price, (2) delivery schedule, and/or (3) other affected terms, and shall modify this Agreement accordingly.

11. NOTICE OF DELAYS. In the event IdaTech encounters difficulty in meeting performance requirements, or anticipates difficulty in complying with the delivery schedules or completion dates, or if IdaTech has knowledge that any actual or potential situation is delaying or threatens to delay the timely performance of this Agreement, IdaTech shall notify Hoku immediately, in writing, identifying what work may be delayed and for how long, the corrective action that will be taken to prevent further delays, and the proposed new delivery schedule or completion date; provided, however, that such notice shall be informational only in character and shall not be construed as a waiver by Hoku of any delivery schedule or completion date, material breach, or any rights or remedies provided by law or under this Agreement.

12. DISALLOWANCE OF PAYMENT. If any amount paid by Hoku to IdaTech is disallowed under the Prime Contract, or if Hoku is required, due to any action by Customer, to refund or credit to Customer any amount with respect to a cost item which Hoku has paid IdaTech, IdaTech shall, upon receipt of written notice from Hoku, promptly repay Hoku the disallowed amount; provided, however, if Hoku shall recover any disallowed amount, or any part thereof, Hoku shall reimburse such amount to IdaTech. This provision is not applicable if the basis for the disallowance is determined to be solely related to the performance of Hoku’s membrane electrode assembly. If such disallowance affects both parties, Hoku and IdaTech shall jointly determine whether such disallowance shall be appealed as an allowable cost under the Prime Contract. In the event Hoku and IdaTech jointly decide to file such appeal, IdaTech shall reasonably assist and cooperate with Hoku by furnishing all materials in IdaTech’s possession and requested by Hoku in seeking a reversal of the disallowance. Each party shall pay their respective legal and other expenses related to such appeal. In the event such disallowance does not affect Hoku, Hoku shall notify IdaTech in writing.

13. PROPRIETARY INFORMATION. The Parties acknowledge that they are bound by the terms of a Confidentiality Agreement dated as of December 9, 2002 (the “Confidentiality Agreement”), and that all communications between the Parties in connection with this Agreement shall be subject to the terms of the Confidentiality Agreement.

14. PRODUCT OWNERSHIP. Hoku shall retain all rights, privileges, title and interest in and to all products, work products and reports pursuant to this Agreement, and shall flow to Customer the appropriate rights to the work products and reports, based upon the Prime Contract. Notwithstanding the foregoing, Hoku does not acquire any right, title or interest in the patents, trademarks, copyrights or other intellectual property rights of IdaTech pursuant to this Agreement. IdaTech, as recipient of Hoku’s proprietary membrane and membrane electrode assemblies pursuant to this Agreement, does not acquire any right, title or interest in such products. All Hoku products delivered to IdaTech shall be used solely for the purposes of this Agreement. Any Hoku products not incorporated into a Power Plant pursuant to this Agreement shall be returned to Hoku immediately upon Hoku’s request to IdaTech.

15. NO ANALYSIS. IdaTech agrees not to make or have made any analysis, observation of the chemical composition and/or physical characteristics or to perform any experiment on any Hoku products, except as provided in the Statement of Work.

Hoku Initials & Date /s/ SP 4/18/05	IdaTech Initials & Date /s/ ES 4/7/05

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

16. TERMINATION.

(a) For cause. If any work performed is deemed unacceptable by Hoku due to IdaTech fault, whether by commission or omission, Hoku shall notify IdaTech, in writing, identifying the deficiencies. IdaTech shall correct such deficiencies within a reasonable period mutually agreed by the parties, but not to exceed ninety (90) days from the date of such notice. If IdaTech fails to correct such deficiencies within such period, Hoku may terminate this Agreement immediately and shall be released from any further obligation to IdaTech.

(b) Upon termination of Prime Contract. This Agreement shall be terminated immediately upon any termination of the Prime Contract by the Customer. IdaTech shall submit to Hoku a report on the work accomplished up to the date of termination. Payment for costs incurred up until the date of termination shall be made to IdaTech within ninety (90) days of the termination date; provided, however that if Hoku receives payment from the Customer prior to the end of such 90-day period after the termination date for work performed by IdaTech, then Hoku shall remit such payment to IdaTech within 20 days of receipt of same from the Customer.

17. STOP-WORK ORDERS.

(a) Hoku may, at any time, by written order to IdaTech, require IdaTech to stop all, or any part, of the work called for by this Agreement for a period of 90 days after the order is delivered to IdaTech, and for any further period to which the parties may agree. The order shall be specifically identified as a stop-work order issued under this clause. Upon receipt of the order, IdaTech shall immediately comply with its terms and take all reasonable steps to minimize the incurrence of costs allocable to the work covered by the order during the period of work stoppage. Within a period of 90 days after a stop-work is delivered to IdaTech, or within any extension of that period to which the parties shall have agreed, Hoku shall either—

(1) Cancel the stop-work order; or

(2) Terminate the work covered by the order as provided in Section 16 of this Agreement.

(b) If a stop-work order issued under this clause is canceled or the period of the order or any extension thereof expires, IdaTech shall resume work. Hoku shall make an equitable adjustment in the delivery schedule or Agreement price, or both as mutually agreed upon by the parties, and the Agreement shall be modified, in writing, accordingly, if—

(1) The stop-work order results in an increase in the time required for, or in IdaTech’s cost properly allocable to, the performance of any part of this Agreement; and

(2) IdaTech asserts its right to the adjustment within thirty (30) days after the end of the period of work stoppage; provided, that, if Hoku decides the facts justify the action, Hoku may receive and act upon the claim within thirty (30) days of the assertion submitted at any time before final payment under this contract.

(c) If a stop-work order is not canceled and the work covered by the order is terminated by Hoku pursuant to Section 16(b), Hoku shall allow reasonable costs resulting from the stop-work order in arriving at the termination settlement.

(d) If a stop-work order is not canceled and the work covered by the order is terminated for cause, Hoku shall allow, by equitable adjustment or otherwise, reasonable costs resulting from the stop-work order.

Hoku Initials & Date /s/ SP 4/18/05	IdaTech Initials & Date /s/ ES 4/7/05

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

18. Co-Branding. The Prototype and each Power Plant shall be branded with the names, product logos and/or trademarks of both Hoku and IdaTech, subject to the concurrence of the Parties regarding the final location and size of the brands.

19. [Reserved.]

20. REMEDIES. All remedies available to either party for breach of this Agreement by the other party are and shall be deemed cumulative and may be exercised separately or concurrently. The exercise of a remedy shall not be an election of such remedy to the exclusion of other remedies available at law or in equity.

21. INDEMNIFICATION. Each party shall defend, indemnify and hold harmless the other party from any penalty, liability, damage, expense, or forfeiture, including court costs and reasonable attorney’s fees (“Additional Expense”), in the event such party incurs any Additional Expense due to the other party’s material breach of this Agreement. Both parties shall defend, indemnify and hold harmless the other party from any and all liability, claims, and expenses of whatever kind and nature for injury to or death of any person or persons and for loss of or damage to any property occurring in connection with or in any way incident to or arising out of either party’s occupancy, use, operation, or performance of work hereunder, resulting in whole or in part from the acts or omissions of either party or its Personnel. Nothing in this Section shall preclude either party or Customer from receiving the benefits of the other party’s insurance which provides indemnification for any loss of or damage to such party or Customer property in the custody and/or care of the other party. Neither party shall do anything to prejudice any right of recovery by the other party or Customer against third parties for any loss of or damage to such party’s or Customer’s property. Each party shall furnish to the other party and Customer all reasonable assistance and cooperation in obtaining such recovery, including but not limited to the prosecution of a suit and the execution of instruments of assignment in favor of such party or Customer.

22. DISPUTES. This Section shall not be construed as granting privity of contract between IdaTech and Customer. IdaTech has no right to directly appeal adverse decisions of the government contracting officer (“Contracting Officer”) identified in the Prime Contract. Pending final determination of any dispute hereunder, IdaTech agrees to proceed diligently with the performance of this Agreement and shall not delay the progress or completion of the work performed hereunder.

(a) Appeal of Contracting Officer Decision. If the Contracting Officer issues a decision affecting any question, claim or dispute regarding this Agreement, such decision shall be conclusive and binding on both parties. However, if the Disputes clause of the Prime Contract provides a right of appeal from the Contracting Officer’s decision, Hoku may file an appeal on behalf of IdaTech with the associated expense to paid as agreed upon by the Parties. IdaTech shall cooperate with Hoku on matters concerning such appeal and shall furnish to Hoku any requested documents, statements, and/or witnesses. Hoku reserves the right to terminate immediately such appeal if IdaTech fails to provide such documents, statements or witnesses, whereupon IdaTech shall be conclusively bound by the decision of the Contracting Officer, and the rights and liabilities of IdaTech shall be governed accordingly.

(b) Appeal of Board Decision. If the Board of Contract Appeals (“Board”) issues a decision affecting any question, claim or dispute with respect to this Agreement, such decision shall be conclusive and binding on both parties, provided however, the parties may invoke available judicial review of such decision in any court of competent jurisdiction.

(c) Dispute between Hoku and IdaTech. In the event the Contracting Officer or the Board has no jurisdiction over the question, claim or dispute between the parties, such question, claim or dispute shall be settled by mutual agreement of the parties. If an agreement is not reached within a

Hoku Initials & Date /s/ SP 4/18/05	IdaTech Initials & Date /s/ ES 4/7/05

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

reasonable time, either party may pursue any right or remedy available at law or in equity in any court of competent jurisdiction.

23. ASSIGNMENT. IdaTech shall not assign or otherwise transfer this Agreement or any rights, duties or obligations under this Agreement (including any transfer or assignment by operation of law) without the prior written consent of Hoku. The obligations of IdaTech shall not terminate upon any assignment attempted without such prior written consent.

24. WAIVER. Any delay or failure by either party to insist upon strict performance of any obligation hereunder or exercise any right or remedy provided hereunder shall not be a waiver of such party’s right to demand strict compliance in the future, irrespective of the length of time for which such delay or failure continues. No term or condition of this Agreement shall be waived and no breach excused unless such waiver or excuse of a breach has been put in writing and signed by the party claimed to have waived or excused. No consent or waiver to or of any right, remedy or breach shall constitute a consent or waiver to or of any other right, remedy or breach in the performance of the same or any other obligation hereunder.

25. NOTICES. Unless otherwise specified herein, all notices, requests, or consents required under this Agreement to be given in writing shall be hand delivered or mailed, first class, postage prepaid to the person indicated below, unless either party shall notify the other, in writing, of a change in the addressee:

To Hoku: Hoku Scientific, Inc. 2153 North King Street, Suite 300 Honolulu, Hawaii 96819		To IdaTech: IdaTech LLC 63065 N.E. 18th Street Bend, Oregon 97701
Fax:	(808) 845-7807	Fax:	(541) 383-3439
Phone:	(808) 845-7800	Phone:	(541) 383-3390
Attn: VP Business Development		Attn: Vice President Business Development

26. CORRESPONDENCE WITH CUSTOMER. Hoku shall be responsible for direct correspondence with Customer pertaining to this Agreement and work performed hereunder. Except where this Agreement or applicable law specifically requires IdaTech to communicate directly with the Customer, no correspondence shall be submitted by IdaTech to Customer without the prior written consent of Hoku. IdaTech shall provide copies to Hoku of all permissible written communications between IdaTech and the Customer.

27. PUBLICITY. Any scientific publications, manuscripts, proceedings, abstracts, news release, public announcement, advertisement, or publicity to be released by either party concerning its efforts or performance under this Agreement shall give full consideration to the role and contribution of the other party. IdaTech shall obtain the prior written concurrence of Hoku before releasing such publicity.

28. INDEPENDENT PARTIES. This Agreement shall not constitute, create, give effect to or otherwise imply a joint venture, partnership or business organization of any kind. Hoku and IdaTech are independent parties and neither shall act as an agent for or partner of the other for any purpose, and the employees of one shall not be deemed the employees of the other. Any work, not included in this Agreement, being independently performed for Customer by either party shall remain as such.

Hoku Initials & Date /s/ SP 4/18/05	IdaTech Initials & Date /s/ ES 4/7/05

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

29. COMMITMENTS. Nothing in this Agreement shall grant to either party any right to make commitments of any kind for or on behalf of the other without prior written consent of the other party.

30. SEVERABILITY. If any term or condition of this Agreement or the application thereof to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such remaining terms or conditions to the party or circumstances, other than those as to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each remaining term and condition hereof shall be valid and enforced to the fullest extent permitted by law. In the event such determination prevents the accomplishment of the purpose of this Agreement, the invalid provision shall be restated to conform with applicable law and to reflect as nearly as possible the original intention of the parties.

31. HEADINGS. The headings used in this Agreement are merely for reference and impose no obligation nor have any substantive significance.

32. GOVERNING LAW AND VENUE. This Agreement shall be governed by, interpreted, construed and enforced in accordance with the law of U.S. Government contracts as set forth by statute and applicable regulations and decisions by the appropriate courts and the Board of Contract Appeals. To the extent that the law referred to in the foregoing sentence is not determinative of an issue arising out of the clauses of this Agreement, recourse shall be to the laws of the State of Hawaii, without reference to the principles of conflict of laws. Suit under this Agreement shall only be brought in a court of competent jurisdiction in the State of Hawaii.

33. SUBCONTRACTOR ELIGIBILITY. IdaTech represents and certifies, to Hoku, upon executing this Agreement, that IdaTech is eligible to perform government contracts and IdaTech shall not take any action or fail to take appropriate action, when necessary, which would jeopardize its eligibility. In the event IdaTech should become ineligible to perform under this Agreement or the Prime Contract, IdaTech shall immediately notify Hoku, in writing, of such ineligibility.

34. DEFINITIONS. Terms not otherwise defined herein shall have the meaning set forth in the Federal Acquisition Regulation (“FAR”) or the Defense Federal Acquisition Regulation Supplement (“DFARS”), as applicable, issued by the General Services Administration, Department of Defense.

35. RESTRICTIONS ON SUBCONTRACTOR SALES TO THE GOVERNMENT (JUL 1995) [FAR § 52.203-6]

(a) Except as provided in (b) of this clause, IdaTech shall not enter into any agreement with an actual or prospective subcontractor, nor otherwise act in any manner, which has or may have the effect of restricting sales by such subcontractors directly to the Government of any item or process (including computer software) made or furnished by the subcontractor under this Agreement or under any follow-on production contract.

(b) The prohibition in (a) of this clause does not preclude IdaTech from asserting rights that are otherwise authorized by law or regulation.

(c) IdaTech agrees to incorporate the substance of this clause, including this paragraph (c), in all subcontracts under this Agreement which exceed $100,000.

36. ANTI-KICKBACK PROCEDURES (JUL 1995) [FAR § 52.203-7]

(a) Definitions.

Hoku Initials & Date /s/ SP 4/18/05	IdaTech Initials & Date /s/ ES 4/7/05

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

“Kickback,” as used in this clause, means any money, fee, commission, credit, gift, gratuity, thing of value, or compensation of any kind which is provided, directly or indirectly, to any contractor, or contractor employee for the purpose of improperly obtaining or rewarding favorable treatment in connection with a prime contract or in connection with a subcontract relating to a prime contract.

“Person,” as used in this clause, means a corporation, partnership, business association of any kind, trust, joint-stock company, or individual.

“Prime contractor” as used in this clause, means a person who has entered into a prime contract with the United States.

“Prime contractor employee,” as used in this clause, means any officer, partner, employee, or agent of a prime contractor.

“Subcontract,” as used in this clause, means a contract or contractual action entered into by a prime contractor or subcontractor for the purpose of obtaining supplies, materials, equipment, or services of any kind under a prime contract.

“Subcontractor,” as used in this clause, (1) means any person, other than the prime contractor, who offers to furnish or furnishes any supplies, materials, equipment, or services of any kind under a prime contract or a subcontract entered into in connection with such prime contract, and (2) includes any person who offers to furnish or furnishes general supplies to the prime contractor or a higher tier subcontractor.

“Subcontractor employee,” as used in this clause, means any officer, partner, employee, or agent of a subcontractor.

(b) The Anti-Kickback Act of 1986 (41 U.S.C. 51-58) (the Act), prohibits any person from—

(1) Providing or attempting to provide or offering to provide any kickback;

(2) Soliciting, accepting, or attempting to accept any kickback; or

(3) Including, directly or indirectly, the amount of any kickback in the contract price charged by a prime contractor to the United States or in the contract price charged by a subcontractor to a prime contractor or higher tier subcontractor.

(c)

(1) IdaTech shall have in place and follow reasonable procedures designed to prevent and detect possible violations described in paragraph (b) of this clause in its own operations and direct business relationships.

(2) When IdaTech has reasonable grounds to believe that a violation described in paragraph (b) of this clause may have occurred, IdaTech shall promptly report in writing the possible violation. Such reports shall be made to the inspector general of the contracting agency, the head of the contracting agency if the agency does not have an inspector general, or the Department of Justice.

(3) IdaTech shall cooperate fully with any Federal agency investigating a possible violation described in paragraph (b) of this clause.

Hoku Initials & Date /s/ SP 4/18/05	IdaTech Initials & Date /s/ ES 4/7/05

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(4) The Contracting Officer may (i) offset the amount of the kickback against any monies owed by the United States under the prime contract and/or (ii) direct that the Prime contractor withhold from sums owed a subcontractor under the prime contract the amount of the kickback. The Contracting Officer may order that monies withheld under subdivision (c)(4)(ii) of this clause be paid over to the Government unless the Government has already offset those monies under subdivision (c)(4)(i) of this clause. In either case, the Prime contractor shall notify the Contracting Officer when the monies are withheld.

(5) IdaTech agrees to incorporate the substance of this clause, including paragraph (c)(5) but excepting paragraph (c)(1), in all subcontracts under this Agreement which exceed $100,000.

37. CERTIFICATION AND DISCLOSURE REGARDING PAYMENTS TO INFLUENCE CERTAIN FEDERAL TRANSACTIONS (APR 1991) [FAR § 52.203-11]

(a) The definitions and prohibitions contained in Section 38 below, are hereby incorporated by reference in paragraph (b) of this Section 37.

(b) IdaTech, by signing this Agreement, hereby certifies to the best of its knowledge and belief that on or after December 23, 1989—

(1) No Federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress on its behalf in connection with the awarding of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment or modification of any Federal contract, grant, loan, or cooperative agreement;

(2) If any funds other than Federal appropriated funds (including profit or fee received under a covered Federal transaction) have been paid, or will be paid, to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress on its behalf in connection with this Agreement, IdaTech shall complete and submit, with this Agreement, OMB standard form LLL, Disclosure of Lobbying Activities, to the Contracting Officer; and

(3) IdaTech will include the language of this certification in all subcontract awards at any tier and require that all recipients of subcontract awards in excess of $100,000 shall certify and disclose accordingly.

(c) Submission of this certification and disclosure is a prerequisite for making or entering into this Agreement imposed by section 1352, title 31, United States Code. Any person who makes an expenditure prohibited under this provision or who fails to file or amend the disclosure form to be filed or amended by this provision, shall be subject to a civil penalty of not less than $10,000, and not more than $100,000, for each such failure.

38. LIMITATION ON PAYMENTS TO INFLUENCE CERTAIN FEDERAL TRANSACTIONS (JUNE 2003) [FAR § 52.203-12]

(a) Definitions.

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

“Agency,” as used in this Section 38, means executive agency as defined in FAR Section 2.101.

“Covered Federal action,” as used in this Section 38, means any of the following Federal actions:

(1) The awarding of any Federal contract.

(2) The making of any Federal grant.

(3) The making of any Federal loan.

(4) The entering into of any cooperative agreement.

(5) The extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement.

“Indian tribe” and “tribal organization,” as used in this Section 38, have the meaning provided in section 4 of the Indian Self-Determination and Education Assistance Act (25 U.S.C. 450B) and include Alaskan Natives.

“Influencing or attempting to influence,” as used in this Section 38, means making, with the intent to influence, any communication to or appearance before an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with any covered Federal action.

“Local government,” as used in this Section 38, means a unit of government in a State and, if chartered, established, or otherwise recognized by a State for the performance of a governmental duty, including a local public authority, a special district, an intrastate district, a council of governments, a sponsor group representative organization, and any other instrumentality of a local government.

“Officer or employee of an agency,” as used in this Section 38, includes the following individuals who are employed by an agency:

(6) An individual who is appointed to a position in the Government under Title 5, United States Code, including a position under a temporary appointment.

(7) A member of the uniformed services, as defined in subsection 101(3), Title 37, United States Code.

(8) A special Government employee, as defined in section 202, Title 18, United States Code.

(9) An individual who is a member of a Federal advisory committee, as defined by the Federal Advisory Committee Act, Title 5, United States Code, appendix 2.

“Person,” as used in this Section 38, means an individual, corporation, company, association, authority, firm, partnership, society, State, and local government, regardless of whether such entity is operated for profit, or not for profit. This term excludes an Indian tribe, tribal organization, or any other Indian organization with respect to expenditures specifically permitted by other Federal law.

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

“Reasonable compensation,” as used in this Section 38, means, with respect to a regularly employed officer or employee of any person, compensation that is consistent with the normal compensation for such officer or employee for work that is not furnished to, not funded by, or not furnished in cooperation with the Federal Government.

“Reasonable payment,” as used in this Section 38, means, with respect to professional and other technical services, a payment in an amount that is consistent with the amount normally paid for such services in the private sector.

“Recipient,” as used in this Section 38, includes IdaTech and all of its subcontractors. This term excludes an Indian tribe, tribal organization, or any other Indian organization with respect to expenditures specifically permitted by other Federal law.

“Regularly employed,” as used in this Section 38, means, with respect to an officer or employee of a person requesting or receiving a Federal contract, an officer or employee who is employed by such person for at least 130 working days within 1 year immediately preceding the date of the submission that initiates agency consideration of such person for receipt of such contract. An officer or employee who is employed by such person for less than 130 working days within 1 year immediately preceding the date of the submission that initiates agency consideration of such person shall be considered to be regularly employed as soon as he or she is employed by such person for 130 working days.

“State,” as used in this Section 38, means a State of the United States, the District of Columbia, or an outlying area of the United States, an agency or instrumentality of a State, and multi-State, regional, or interstate entity having governmental duties and powers.

(b) Prohibitions.

(1) Section 1352 of Title 31, United States Code, among other things, prohibits a recipient of a Federal contract, grant, loan, or cooperative agreement from using appropriated funds to pay any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with any of the following covered Federal actions: the awarding of any Federal contract; the making of any Federal grant; the making of any Federal loan; the entering into of any cooperative agreement; or the modification of any Federal contract, grant, loan, or cooperative agreement.

(2) The Act also requires contractors to furnish a disclosure if any funds other than Federal appropriated funds (including profit or fee received under a covered Federal transaction) have been paid, or will be paid, to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with a Federal contract, grant, loan, or cooperative agreement.

(3) The prohibitions of the Act do not apply under the following conditions:

(i) Agency and legislative liaison by own employees.

(A) The prohibition on the use of appropriated funds, in paragraph (b)(1) of this Section 38, does not apply in the case of a payment of reasonable compensation made to an officer or employee of a person requesting or receiving a covered Federal action if the payment is for agency and legislative liaison activities not directly related to a covered Federal action.

(B) For purposes of subdivision (b)(3)(i)(A) of this Section 38, providing any information specifically requested by an agency or Congress is permitted at any time.

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(C) The following agency and legislative liaison activities are permitted at any time where they are not related to a specific solicitation for any covered Federal action:

(1) Discussing with an agency the qualities and characteristics (including individual demonstrations) of the person’s products or services, conditions or terms of sale, and service capabilities.

(2) Technical discussions and other activities regarding the application or adaptation of the person’s products or services for an agency’s use.

(D) The following agency and legislative liaison activities are permitted where they are prior to formal solicitation of any covered Federal action—

(1) Providing any information not specifically requested but necessary for an agency to make an informed decision about initiation of a covered Federal action;

(2) Technical discussions regarding the preparation of an unsolicited proposal prior to its official submission; and

(3) Capability presentations by persons seeking awards from an agency pursuant to the provisions of the Small Business Act, as amended by Pub. L. 95-507, and subsequent amendments.

(E) Only those services expressly authorized by subdivision (b)(3)(i)(A) of this Section 38 are permitted under this Section 38.

(ii) Professional and technical services.

(A) The prohibition on the use of appropriated funds, in paragraph (b)(1) of this Section 38, does not apply in the case of—

(1) A payment of reasonable compensation made to an officer or employee of a person requesting or receiving a covered Federal action or an extension, continuation, renewal, amendment, or modification of a covered Federal action, if payment is for professional or technical services rendered directly in the preparation, submission, or negotiation of any bid, proposal, or application for that Federal action

(2) or for meeting requirements imposed by or pursuant to law as a condition for receiving that Federal action.

(3) Any reasonable payment to a person, other than an officer or employee of a person requesting or receiving a covered Federal action or an extension, continuation, renewal, amendment, or modification of a covered Federal action if the payment is for professional or technical services rendered directly in the preparation, submission, or negotiation of any bid, proposal, or application for that Federal action or for meeting requirements imposed by or pursuant to law as a condition for receiving that Federal action. Persons other than officers or employees of a person requesting or receiving a covered Federal action include consultants and trade associations.

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(B) For purposes of subdivision (b)(3)(ii)(A) of this clause, “professional and technical services” shall be limited to advice and analysis directly applying any professional or technical discipline. For example, drafting of a legal document accompanying a bid or proposal by a lawyer is allowable. Similarly, technical advice provided by an engineer on the performance or operational capability of a piece of equipment rendered directly in the negotiation of a contract is allowable. However, communications with the intent to influence made by a professional (such as a licensed lawyer) or a technical person (such as a licensed accountant) are not allowable under this section unless they provide advice and analysis directly applying their professional or technical expertise and unless the advice or analysis is rendered directly and solely in the preparation, submission or negotiation of a covered Federal action. Thus, for example, communications with the intent to influence made by a lawyer that do not provide legal advice or analysis directly and solely related to the legal aspects of his or her client’s proposal, but generally advocate one proposal over another are not allowable under this section because the lawyer is not providing professional legal services. Similarly, communications with the intent to influence made by an engineer providing an engineering analysis prior to the preparation or submission of a bid or proposal are not allowable under this section since the engineer is providing technical services but not directly in the preparation, submission or negotiation of a covered Federal action.

(C) Requirements imposed by or pursuant to law as a condition for receiving a covered Federal award include those required by law or regulation and any other requirements in the actual award documents.

(D) Only those services expressly authorized by subdivisions (b)(3)(ii)(A)(1) and (2) of this Section 38 are permitted under this Section 38.

(E) The reporting requirements of FAR 3.803(a) shall not apply with respect to payments of reasonable compensation made to regularly employed officers or employees of a person.

(c) Disclosure.

(1) IdaTech shall file with the United States Department of Defense a disclosure form, OMB standard form LLL, Disclosure of Lobbying Activities, if IdaTech has made or has agreed to make any payment using nonappropriated funds (to include profits from any covered Federal action), which would be prohibited under paragraph (b)(1) of this Section 38 if paid for with appropriated funds.

(2) IdaTech shall file a disclosure form at the end of each calendar quarter in which there occurs any event that materially affects the accuracy of the information contained in any disclosure form previously filed by such person under paragraph (c)(1) of this clause. An event that materially affects the accuracy of the information reported includes

(i) A cumulative increase of $25,000 or more in the amount paid or expected to be paid for influencing or attempting to influence a covered Federal action; or

(ii) A change in the person(s) or individual(s) influencing or attempting to influence a covered Federal action; or

(iii) A change in the officer(s), employee(s), or Member(s) contacted to influence or attempt to influence a covered Federal action.

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(3) IdaTech shall require the submittal of a certification, and if required, a disclosure form by any person who requests or receives any subcontract exceeding $100,000 under the Federal contract.

(4) All subcontractor disclosure forms (but not certifications) shall be forwarded from tier to tier until received by Hoku. Hoku shall submit all disclosures to the Contracting Officer at the end of the calendar quarter in which the disclosure form is submitted by the subcontractor. Each subcontractor certification shall be retained in the subcontract file of Hoku.

(d) Agreement. IdaTech agrees not to make any payment prohibited by this clause.

39. PROTECTING THE GOVERNMENT’S INTEREST WHEN SUBCONTRACTING WITH CONTRACTORS DEBARRED, SUSPENDED, OR PROPOSED FOR DEBARMENT (JULY 1995) [FAR § 52.209-6]

(a) The Government suspends or debars contractors to protect the Government’s interests. IdaTech shall not enter into any subcontract in excess of $25,000 with a contractor that is debarred, suspended, or proposed for debarment unless there is a compelling reason to do so.

(b) IdaTech shall require each proposed first-tier subcontractor, whose subcontract will exceed $25,000, to disclose to Hoku, in writing, whether as of the time of award of the subcontract, the subcontractor, or its principals, is or is not debarred, suspended, or proposed for debarment by the Federal Government.

(c) A corporate officer or a designee of IdaTech shall notify the Contracting Officer, in writing, before entering into a subcontract with a party that is debarred, suspended, or proposed for debarment (see FAR 9.404 for information on the List of Parties Excluded from Federal Procurement and Nonprocurement Programs). The notice must include the following:

(1) The name of the subcontractor.

(2) IdaTech’s knowledge of the reasons for the subcontractor being on the List of Parties Excluded from Federal Procurement and Nonprocurement Programs.

(3) The compelling reason(s) for doing business with the subcontractor notwithstanding its inclusion on the List of Parties Excluded From Federal Procurement and Nonprocurement Programs.

(4) The systems and procedures IdaTech has established to ensure that it is fully protecting the Government’s interests when dealing with such subcontractor in view of the specific basis for the party’s debarment, suspension, or proposed debarment.

40. AUDIT AND RECORDS—NEGOTIATION (JUNE 1999) [FAR § 52.215-2]

(a) As used in this clause, “records” includes books, documents, accounting procedures and practices, and other data, regardless of type and regardless of whether such items are in written form, in the form of computer data, or in any other form.

(b) Because IdaTech has been required to submit cost or pricing data in connection with pricing action relating to this Agreement, the Contracting Officer, or an authorized representative of the Contracting Officer, in order to evaluate the accuracy, completeness, and currency of the cost or

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pricing data, shall have the right to examine and audit all of the contractor’s records, including computations and projections, related to—

(1) The proposal for the contract, subcontract, or modification;

(2) The discussions conducted on the proposal(s), including those related to negotiating;

(3) Pricing of the contract, subcontract, or modification; or

(4) Performance of the contract, subcontract or modification.

(c) Comptroller General—

(1) The Comptroller General of the United States, or an authorized representative, shall have access to and the right to examine any of IdaTech’s directly pertinent records involving transactions related to this Agreement or a subcontract hereunder.

(2) This paragraph may not be construed to require IdaTech to create or maintain any record that IdaTech does not maintain in the ordinary course of business or pursuant to a provision of law.

(d) Because IdaTech is required to furnish cost, funding, or performance reports, the Contracting Officer or an authorized representative of the Contracting Officer shall have the right to examine and audit the supporting records and materials, for the purpose of evaluating—

(1) The effectiveness of the contractor’s policies and procedures to produce data compatible with the objectives of these reports; and

(2) The data reported.

(e) IdaTech shall make available at its office at all reasonable times the records, materials, and other evidence described in paragraphs (a), (b), (c), (d), and (e) of this clause, for examination, audit, or reproduction, until 3 years after final payment under this Agreement or for any longer period required by statute or by other clauses of this Agreement. In addition—

(1) If this Agreement is completely or partially terminated, IdaTech shall make available the records relating to the work terminated until 3 years after any resulting final termination settlement; and

(2) IdaTech shall make available records relating to appeals under the Disputes clause or to litigation or the settlement of claims arising under or relating to this Agreement until such appeals, litigation, or claims are finally resolved.

41. SUBCONTRACTOR COST OR PRICING DATA (OCT 1997) [FAR § 52.215-12]

(a) Before awarding any subcontract expected to exceed the threshold for submission of cost or pricing data at FAR 15.403-4, on the date of agreement on price or the date of award, whichever is later; or before pricing any subcontract modification involving a pricing adjustment expected to exceed the threshold for submission of cost or pricing data at FAR 15.403-4, IdaTech shall require the subcontractor to submit cost or pricing data (actually or by specific identification in writing), unless an exception under FAR 15.403-1 applies.

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(b) IdaTech shall require the subcontractor to certify in substantially the form prescribed in FAR 15.406-2 that, to the best of its knowledge and belief, the data submitted under paragraph (a) of this clause were accurate, complete, and current as of the date of agreement on the negotiated price of the subcontract or subcontract modification.

(c) In each subcontract that exceeds the threshold for submission of cost or pricing data at FAR 15.403-4, when entered into, IdaTech shall insert either—

(1) The substance of this clause, including this paragraph (c), if paragraph (a) of this clause requires submission of cost or pricing data for the subcontract; or

(2) The substance of the clause at FAR 52.215-13, Subcontractor Cost or Pricing Data—Modifications.

42. NOTIFICATION OF OWNERSHIP CHANGES (OCT 1997) [FAR § 52.215-19]

(a) IdaTech shall make the following notifications in writing:

(1) When IdaTech becomes aware that a change in its ownership has occurred, or is certain to occur, that could result in changes in the valuation of its capitalized assets in the accounting records, IdaTech shall notify the Administrative Contracting Officer (ACO) within 30 days.

(2) IdaTech shall also notify the ACO within 30 days whenever changes to asset valuations or any other cost changes have occurred or are certain to occur as a result of a change in ownership.

(b) IdaTech shall—

(1) Maintain current, accurate, and complete inventory records of assets and their costs;

(2) Provide the ACO or designated representative ready access to the records upon request;

(3) Ensure that all individual and grouped assets, their capitalized values, accumulated depreciation or amortization, and remaining useful lives are identified accurately before and after each of IdaTech’s ownership changes; and

(4) Retain and continue to maintain depreciation and amortization schedules based on the asset records maintained before each IdaTech ownership change.

(c) IdaTech shall include the substance of this clause in all subcontracts under this Agreement that meet the applicability requirement of FAR 15.408(k).

43. CONTRACT WORK HOURS AND SAFETY STANDARDS ACT—OVERTIME COMPENSATION (SEPT 2000) [FAR § 52.222-4]

(a) Overtime requirements. IdaTech nor any of its subcontractor’s employing laborers or mechanics (see Federal Acquisition Regulation 22.300) shall require or permit them to work over 40 hours in any workweek unless they are paid at least 1 and 1/2 times the basic rate of pay for each hour worked over 40 hours.

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(b) Violation; liability for unpaid wages; liquidated damages. IdaTech and responsible subcontractors are liable for unpaid wages if they violate the terms in paragraph (a) of this clause. In addition, IdaTech and subcontractor are liable for liquidated damages payable to the Government. The Contracting Officer will assess liquidated damages at the rate of $10 per affected employee for each calendar day on which the employer required or permitted the employee to work in excess of the standard workweek of 40 hours without paying overtime wages required by the Contract Work Hours and Safety Standards Act.

(c) Withholding for unpaid wages and liquidated damages. The Contracting Officer will withhold from payments due under the contract sufficient funds required to satisfy any IdaTech or subcontractor liabilities for unpaid wages and liquidated damages. If amounts withheld under the contract are insufficient to satisfy IdaTech or subcontractor liabilities, the Contracting Officer will withhold payments from other Federal or federally assisted contracts held by the same contractor that are subject to the Contract Work Hours and Safety Standards Act.

(d) Payrolls and basic records.

(1) IdaTech and its subcontractors shall maintain payrolls and basic payroll records for all laborers and mechanics working on the contract during the contract and shall make them available to the Government until 3 years after contract completion. The records shall contain the name and address of each employee, social security number, labor classifications, hourly rates of wages paid, daily and weekly number of hours worked, deductions made, and actual wages paid. The records need not duplicate those required for construction work by Department of Labor regulations at 29 CFR 5.5(a)(3) implementing the Davis-Bacon Act.

(2) IdaTech and its subcontractors shall allow authorized representatives of the Contracting Officer or the Department of Labor to inspect, copy, or transcribe records maintained under paragraph (d)(1) of this clause. IdaTech or subcontractor also shall allow authorized representatives of the Contracting Officer or Department of Labor to interview employees in the workplace during working hours.

(e) Subcontracts. IdaTech shall insert the provisions set forth in paragraphs (a) through (d) of this clause in subcontracts exceeding $100,000 and require subcontractors to include these provisions in any lower tier subcontracts. IdaTech shall be responsible for compliance by any subcontractor or lower tier subcontractor with the provisions set forth in paragraphs (a) through (d) of this clause.

44. PROHIBITION OF SEGREGATED FACILITIES (FEB 1999) [FAR § 52.222-21]

(a) “Segregated facilities,” as used in this clause, means any waiting rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees, that are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, sex, or national origin because of written or oral policies or employee custom. The term does not include separate or single-user rest rooms or necessary dressing or sleeping areas provided to assure privacy between the sexes.

(b) IdaTech agrees that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit its employees

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to perform their services at any location under its control where segregated facilities are maintained. IdaTech agrees that a breach of this clause is a violation of the Equal Opportunity clause in this Agreement.

(c) IdaTech shall include this clause in every subcontract and purchase order that is subject to the Equal Opportunity clause of this Agreement.

45. EQUAL OPPORTUNITY (APR 2002) [FAR § 52.222-26]

(a) Definition. “United States,” as used in this clause, means the 50 States, the District of Columbia, Puerto Rico, the Northern Mariana Islands, American Samoa, Guam, the U.S. Virgin Islands, and Wake Island.

(b) If, during any 12-month period (including the 12 months preceding the Effective Date), IdaTech has been or is awarded nonexempt Federal contracts and/or subcontracts that have an aggregate value in excess of $10,000, IdaTech shall comply with paragraphs (b)(1) through (b)(11) of this clause, except for work performed outside the United States by employees who were not recruited within the United States. Upon request, IdaTech shall provide information necessary to determine the applicability of this clause.

(1) IdaTech shall not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin. However, it shall not be a violation of this clause for IdaTech to extend a publicly announced preference in employment to Indians living on or near an Indian reservation, in connection with employment opportunities on or near an Indian reservation, as permitted by 41 CFR 60-1.5.

(2) IdaTech shall take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, sex, or national origin. This shall include, but not be limited to—

(i) Employment;

(ii) Upgrading;

(iii) Demotion;

(iv) Transfer;

(v) Recruitment or recruitment advertising;

(vi) Layoff or termination;

(vii) Rates of pay or other forms of compensation; and

(viii) Selection for training, including apprenticeship.

(3) IdaTech shall post in conspicuous places available to employees and applicants for employment the notices to be provided by the Contracting Officer that explain this clause.

(4) IdaTech shall, in all solicitations or advertisements for employees placed by or on behalf of IdaTech, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, or national origin.

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(5) IdaTech shall send, to each labor union or representative of workers with which it has a collective bargaining agreement or other contract or understanding, the notice to be provided by the Contracting Officer advising the labor union or workers’ representative of IdaTech’s commitments under this clause, and post copies of the notice in conspicuous places available to employees and applicants for employment.

(6) IdaTech shall comply with Executive Order 11246, as amended, and the rules, regulations, and orders of the Secretary of Labor.

(7) IdaTech shall furnish to the contracting agency all information required by Executive Order 11246, as amended, and by the rules, regulations, and orders of the Secretary of Labor. IdaTech shall also file Standard Form 100 (EEO-1), or any successor form, as prescribed in 41 CFR part 60-1. Unless IdaTech has filed within the 12 months preceding the Effective Date, IdaTech shall, within 30 days after the Effective Date, apply to either the regional Office of Federal Contract Compliance Programs (OFCCP) or the local office of the Equal Employment Opportunity Commission for the necessary forms.

(8) IdaTech shall permit access to its premises, during normal business hours, by the contracting agency or the OFCCP for the purpose of conducting on-site compliance evaluations and complaint investigations. IdaTech shall permit the Government to inspect and copy any books, accounts, records (including computerized records), and other material that may be relevant to the matter under investigation and pertinent to compliance with Executive Order 11246, as amended, and rules and regulations that implement the Executive Order.

(9) If the OFCCP determines that IdaTech is not in compliance with this clause or any rule, regulation, or order of the Secretary of Labor, this Agreement may be canceled, terminated, or suspended in whole or in part and IdaTech may be declared ineligible for further Government contracts, under the procedures authorized in Executive Order 11246, as amended. In addition, sanctions may be imposed and remedies invoked against IdaTech as provided in Executive Order 11246, as amended; in the rules, regulations, and orders of the Secretary of Labor; or as otherwise provided by law.

(10) IdaTech shall include the terms and conditions of paragraphs (b)(1) through (11) of this clause in every subcontract or purchase order that is not exempted by the rules, regulations, or orders of the Secretary of Labor issued under Executive Order 11246, as amended, so that these terms and conditions will be binding upon each subcontractor or vendor.

(11) IdaTech shall take such action with respect to any subcontract or purchase order as the Contracting Officer may direct as a means of enforcing these terms and conditions, including sanctions for noncompliance, provided, that if IdaTech becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of any direction, IdaTech may request the United States to enter into the litigation to protect the interests of the United States.

(c) Notwithstanding any other clause in this Agreement, disputes relative to this clause will be governed by the procedures in 41 CFR 60-1.1.

46. EQUAL OPPORTUNITY FOR SPECIAL DISABLED VETERANS, VETERANS OF THE VIETNAM ERA, AND OTHER ELIGIBLE VETERANS (DEC 2001) [FAR § 52.222-35]

(a) Definitions. As used in this clause—

“All employment openings” means all positions except executive and top management, those positions that will be filled from within the contractor’s organization, and positions lasting 3 days or less. This term includes full-time employment, temporary employment of more than 3 days duration, and part-time employment.

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“Executive and top management” means any employee—

(1) Whose primary duty consists of the management of the enterprise in which the individual is employed or of a customarily recognized department or subdivision thereof;

(2) Who customarily and regularly directs the work of two or more other employees;

(3) Who has the authority to hire or fire other employees or whose suggestions and recommendations as to the hiring or firing and as to the advancement and promotion or any other change of status of other employees will be given particular weight;

(4) Who customarily and regularly exercises discretionary powers; and

(5) Who does not devote more than 20 percent or, in the case of an employee of a retail or service establishment, who does not devote more than 40 percent of total hours of work in the work week to activities that are not directly and closely related to the performance of the work described in paragraphs (1) through (4) of this definition. This paragraph (5) does not apply in the case of an employee who is in sole charge of an establishment or a physically separated branch establishment, or who owns at least a 20 percent interest in the enterprise in which the individual is employed.

“Other eligible veteran” means any other veteran who served on active duty during a war or in a campaign or expedition for which a campaign badge has been authorized.

“Positions that will be filled from within the contractor’s organization” means employment openings for which IdaTech will give no consideration to persons outside IdaTech’s organization (including any affiliates, subsidiaries, and parent companies) and includes any openings IdaTech proposes to fill from regularly established “recall” lists. The exception does not apply to a particular opening once an employer decides to consider applicants outside of its organization.

“Qualified special disabled veteran” means a special disabled veteran who satisfies the requisite skill, experience, education, and other job-related requirements of the employment position such veteran holds or desires, and who, with or without reasonable accommodation, can perform the essential functions of such position.

“Special disabled veteran” means—

(1) A veteran who is entitled to compensation (or who but for the receipt of military retired pay would be entitled to compensation) under laws administered by the Department of Veterans Affairs for a disability—

(A) Rated at 30 percent or more; or

(B) Rated at 10 or 20 percent in the case of a veteran who has been determined under 38 U.S.C. 3106 to have a serious employment handicap (i.e., a significant impairment of the veteran’s ability to prepare for, obtain, or retain employment consistent with the veteran’s abilities, aptitudes, and interests); or

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(2) A person who was discharged or released from active duty because of a service-connected disability.

“Veteran of the Vietnam era” means a person who—

(1) Served on active duty for a period of more than 180 days and was discharged or released from active duty with other than a dishonorable discharge, if any part of such active duty occurred—

(A) In the Republic of Vietnam between February 28, 1961, and May 7, 1975; or

(B) Between August 5, 1964, and May 7, 1975, in all other cases; or

(2) Was discharged or released from active duty for a service-connected disability if any part of the active duty was performed—

(A) In the Republic of Vietnam between February 28, 1961, and May 7, 1975; or

(B) Between August 5, 1964, and May 7, 1975, in all other cases.

(b) General.

(1) IdaTech shall not discriminate against the individual because the individual is a special disabled veteran, a veteran of the Vietnam era, or other eligible veteran, regarding any position for which the employee or applicant for employment is qualified. IdaTech shall take affirmative action to employ, advance in employment, and otherwise treat qualified special disabled veterans, veterans of the Vietnam era, and other eligible veterans without discrimination based upon their disability or veterans’ status in all employment practices such as—

(i) Recruitment, advertising, and job application procedures;

(ii) Hiring, upgrading, promotion, award of tenure, demotion, transfer, layoff, termination, right of return from layoff and rehiring;

(iii) Rate of pay or any other form of compensation and changes in compensation;

(iv) Job assignments, job classifications, organizational structures, position descriptions, lines of progression, and seniority lists;

(v) Leaves of absence, sick leave, or any other leave;

(vi) Fringe benefits available by virtue of employment, whether or not administered by IdaTech;

(vii) Selection and financial support for training, including apprenticeship, and on-the-job training under 38 U.S.C. 3687, professional meetings, conferences, and other related activities, and selection for leaves of absence to pursue training;

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(viii) Activities sponsored by IdaTech including social or recreational programs; and

(ix) Any other term, condition, or privilege of employment.

(2) IdaTech shall comply with the rules, regulations, and relevant orders of the Secretary of Labor issued under the Vietnam Era Veterans’ Readjustment Assistance Act of 1972 (the Act), as amended (38 U.S.C. 4211 and 4212).

(c) Listing openings.

(1) IdaTech shall immediately list all employment openings that exist at the time of the execution of this Agreement and those which occur during the performance of this Agreement, including those not generated by this Agreement, and including those occurring at an establishment of IdaTech other than the one where the Agreement is being performed, but excluding those of independently operated corporate affiliates, at an appropriate local public employment service office of the State wherein the opening occurs. Listing employment openings with the U.S. Department of Labor’s America’s Job Bank shall satisfy the requirement to list jobs with the local employment service office.

(2) IdaTech shall make the listing of employment openings with the local employment service office at least concurrently with using any other recruitment source or effort and shall involve the normal obligations of placing a bona fide job order, including accepting referrals of veterans and nonveterans. This listing of employment openings does not require hiring any particular job applicant or hiring from any particular group of job applicants and is not intended to relieve the contractor from any requirements of Executive orders or regulations concerning nondiscrimination in employment.

(3) Whenever IdaTech becomes contractually bound to the listing terms of this clause, it shall advise the State public employment agency in each State where it has establishments of the name and location of each hiring location in the State. As long as IdaTech is contractually bound to these terms and has so advised the State agency, it need not advise the State agency of subsequent contracts. IdaTech may advise the State agency when it is no longer bound by this Agreement clause.

(d) Applicability. This clause does not apply to the listing of employment openings that occur and are filled outside the 50 States, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, American Samoa, Guam, the Virgin Islands of the United States, and Wake Island.

(e) Postings.

(1) IdaTech shall post employment notices in conspicuous places that are available to employees and applicants for employment.

(2) The employment notices shall—

(i) State the rights of applicants and employees as well as IdaTech’s obligation under the law to take affirmative action to employ and advance in employment qualified employees and applicants who are special disabled veterans, veterans of the Vietnam era, and other eligible veterans; and

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(ii) Be in a form prescribed by the Deputy Assistant Secretary for Federal Contract Compliance Programs, Department of Labor (Deputy Assistant Secretary of Labor), and provided by or through the Contracting Officer.

(3) IdaTech shall ensure that applicants or employees who are special disabled veterans are informed of the contents of the notice (e.g., the contractor may have the notice read to a visually disabled veteran, or may lower the posted notice so that it can be read by a person in a wheelchair).

(4) IdaTech shall notify each labor union or representative of workers with which it has a collective bargaining agreement, or other contract understanding, that the contractor is bound by the terms of the Act and is committed to take affirmative action to employ, and advance in employment, qualified special disabled veterans, veterans of the Vietnam era, and other eligible veterans.

(f) Noncompliance. If IdaTech does not comply with the requirements of this clause, the Government may take appropriate actions under the rules, regulations, and relevant orders of the Secretary of Labor issued pursuant to the Act.

(g) Subcontracts. IdaTech shall insert the terms of this clause in all subcontracts or purchase orders of $25,000 or more unless exempted by rules, regulations, or orders of the Secretary of Labor. IdaTech shall act as specified by the Deputy Assistant Secretary of Labor to enforce the terms, including action for noncompliance.

47. AFFIRMATIVE ACTION FOR WORKERS WITH DISABILITIES (JUNE 1998) [FAR § 52.222-36]

(a) General.

(1) Regarding any position for which the employee or applicant for employment is qualified, IdaTech shall not discriminate against any employee or applicant because of physical or mental disability. IdaTech agrees to take affirmative action to employ, advance in employment, and otherwise treat qualified individuals with disabilities without discrimination based upon their physical or mental disability in all employment practices such as—

(i) Recruitment, advertising, and job application procedures;

(ii) Hiring, upgrading, promotion, award of tenure, demotion, transfer, layoff, termination, right of return from layoff, and rehiring;

(iii) Rates of pay or any other form of compensation and changes in compensation;

(iv) Job assignments, job classifications, organizational structures, position descriptions, lines of progression, and seniority lists;

(v) Leaves of absence, sick leave, or any other leave;

(vi) Fringe benefits available by virtue of employment, whether or not administered by IdaTech;

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(vii) Selection and financial support for training, including apprenticeships, professional meetings, conferences, and other related activities, and selection for leaves of absence to pursue training;

(viii) Activities sponsored by IdaTech, including social or recreational programs; and

(ix) Any other term, condition, or privilege of employment.

(2) IdaTech agrees to comply with the rules, regulations, and relevant orders of the Secretary of Labor (Secretary) issued under the Rehabilitation Act of 1973 (29 U.S.C. 793) (the Act), as amended.

(b) Postings.

(1) IdaTech agrees to post employment notices stating—

(i) IdaTech’s obligation under the law to take affirmative action to employ and advance in employment qualified individuals with disabilities; and

(ii) The rights of applicants and employees.

(2) These notices shall be posted in conspicuous places that are available to employees and applicants for employment. IdaTech shall ensure that applicants and employees with disabilities are informed of the contents of the notice (e.g., IdaTech may have the notice read to a visually disabled individual, or may lower the posted notice so that it might be read by a person in a wheelchair). The notices shall be in a form prescribed by the Deputy Assistant Secretary for Federal Contract Compliance of the U.S. Department of Labor (Deputy Assistant Secretary) and shall be provided by or through the Contracting Officer.

(3) IdaTech shall notify each labor union or representative of workers with which it has a collective bargaining agreement or other contract understanding, that IdaTech is bound by the terms of Section 503 of the Act and is committed to take affirmative action to employ, and advance in employment, qualified individuals with physical or mental disabilities.

(c) Noncompliance. If IdaTech does not comply with the requirements of this clause, appropriate actions may be taken under the rules, regulations, and relevant orders of the Secretary issued pursuant to the Act.

(d) Subcontracts. IdaTech shall include the terms of this clause in every subcontract or purchase order in excess of $10,000 unless exempted by rules, regulations, or orders of the Secretary. IdaTech shall act as specified by the Deputy Assistant Secretary to enforce the terms, including action for noncompliance.

48. EMPLOYMENT REPORTS ON SPECIAL DISABLED VETERANS, VETERANS OF THE VIETNAM ERA, AND OTHER ELIGIBLE VETERANS (DEC 2001) [FAR § 52.222-37]

(a) IdaTech shall report at least annually, as required by the Secretary of Labor, on—

(1) The number of special disabled veterans, the number of veterans of the Vietnam era, and other eligible veterans in the workforce of IdaTech by job category and hiring location; and

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(2) The total number of new employees hired during the period covered by the report, and of the total, the number of special disabled veterans, the number of veterans of the Vietnam era, and the number of other eligible veterans; and

(3) The maximum number and the minimum number of employees of IdaTech during the period covered by the report.

(b) IdaTech shall report the above items by completing the Form VETS-100, entitled “Federal Subcontractor Veterans’ Employment Report (VETS-100 Report)”.

(c) IdaTech shall submit VETS-100 Reports no later than September 30 of each year beginning September 30, 1988.

(d) The employment activity report required by paragraph (a)(2) of this clause shall reflect total hires during the most recent 12-month period as of the ending date selected for the employment profile report required by paragraph (a)(1) of this clause. IdaTech may select an ending date—

(1) As of the end of any pay period between July 1 and August 31 of the year the report is due; or

(2) As of December 31, if IdaTech has prior written approval from the Equal Employment Opportunity Commission to do so for purposes of submitting the Employer Information Report EEO-1 (Standard Form 100).

(e) IdaTech shall base the count of veterans reported according to paragraph (a) of this clause on voluntary disclosure. If IdaTech is subject to the reporting requirements at 38 U.S.C. 4212, it shall invite all special disabled veterans, veterans of the Vietnam era, and other eligible veterans who wish to benefit under the affirmative action program at 38 U.S.C. 4212 to identify themselves to IdaTech. The invitation shall state that—

(1) The information is voluntarily provided;

(2) The information will be kept confidential;

(3) Disclosure or refusal to provide the information will not subject the applicant or employee to any adverse treatment; and

(4) The information will be used only in accordance with the regulations promulgated under 38 U.S.C. 4212.

(f) IdaTech shall insert the terms of this clause in all subcontracts or purchase orders of $25,000 or more unless exempted by rules, regulations, or orders of the Secretary of Labor.

49. SERVICE CONTRACT ACT OF 1965, AS AMENDED (MAY 1989) [FAR § 52.222-41]

(a) Definitions.

“Act,” as used in this clause, means the Service Contract Act of 1965, as amended (41 U.S.C. 351, et seq.).

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“Subcontractor,” as used in this clause, shall be deemed to refer to a subcontractor under this Agreement, except in the term “Government Prime Subcontractor.”

“Service employee,” as used in this clause, means any person engaged in the performance of this Agreement other than any person employed in a bona fide executive, administrative, or professional capacity, as these terms are defined in Part 541 of Title 29, Code of Federal Regulations, as revised. It includes all such persons regardless of any contractual relationship that may be alleged to exist between IdaTech or a subcontractor and such persons.

(b) Applicability. This Agreement is subject to the following provisions and to all other applicable provisions of the Act and regulations of the Secretary of Labor (29 CFR part 4). This clause does not apply to subcontracts administratively exempted by the Secretary of Labor or exempted by 41 U.S.C. 356, as interpreted in Subpart C of 29 CFR part 4.

(c) Compensation.

(1) Each service employee employed in the performance of this Agreement by IdaTech or any subcontractor shall be paid not less than the minimum monetary wages and shall be furnished fringe benefits in accordance with the wages and fringe benefits determined by the Secretary of Labor, or authorized representative, as specified in any wage determination attached to this Agreement.

(2)

(i) If a wage determination is attached to this Agreement, IdaTech shall classify any class of service employee which is not listed therein and which is to be employed under this Agreement (i.e., the work to be performed is not performed by any classification listed in the wage determination) so as to provide a reasonable relationship (i.e., appropriate level of skill comparison) between such unlisted classifications and the classifications listed in the wage determination. Such conformed class of employees shall be paid the monetary wages and furnished the fringe benefits as are determined pursuant to the procedures in this paragraph (c).

(ii) This conforming procedure shall be initiated by IdaTech prior to the performance of work under this Agreement by the unlisted class of employee. IdaTech shall submit Standard Form (SF) 1444, Request For Authorization of Additional Classification and Rate, to the Contracting Officer no later than 30 days after the unlisted class of employee performs any work under this Agreement. The Contracting Officer shall review the proposed classification and rate and promptly submit the completed SF 1444 (which must include information regarding the agreement or disagreement of the employees’ authorized representatives or the employees themselves together with the agency recommendation), and all pertinent information to the Wage and Hour Division, Employment Standards Administration, U.S. Department of Labor. The Wage and Hour Division will approve, modify, or disapprove the action or render a final determination in the event of disagreement within 30 days of receipt or will notify the Contracting Officer within 30 days of receipt that additional time is necessary.

(iii) The final determination of the conformance action by the Wage and Hour Division shall be transmitted to the Contracting Officer who shall promptly notify IdaTech of the action taken. Each affected employee shall be furnished by IdaTech with a written copy of such determination or it shall be posted as a part of the wage determination.

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(iv)

(A) The process of establishing wage and fringe benefit rates that bear a reasonable relationship to those listed in a wage determination cannot be reduced to any single formula. The approach used may vary from wage determination to wage determination depending on the circumstances. Standard wage and salary administration practices which rank various job classifications by pay grade pursuant to point schemes or other job factors may, for example, be relied upon. Guidance may also be obtained from the way different jobs are rated under Federal pay systems (Federal Wage Board Pay System and the General Schedule) or from other wage determinations issued in the same locality. Basic to the establishment of any conformable wage rate(s) is the concept that a pay relationship should be maintained between job classifications based on the skill required and the duties performed.

(B) In the case of a modification of this Agreement, an exercise of an option (including either of the Options), or extension of this Agreement, or in any other case where a IdaTech succeeds a subcontract under which the classification in question was previously conformed pursuant to paragraph (c) of this clause, a new conformed wage rate and fringe benefits may be assigned to the conformed classification by indexing (i.e., adjusting) the previous conformed rate and fringe benefits by an amount equal to the average (mean) percentage increase (or decrease, where appropriate) between the wages and fringe benefits specified for all classifications to be used on the subcontract which are listed in the current wage determination, and those specified for the corresponding classifications in the previously applicable wage determination. Where conforming actions are accomplished in accordance with this paragraph prior to the performance of subcontract work by the unlisted class of employees, IdaTech shall advise the Contracting Officer of the action taken but the other procedures in subdivision (c)(2)(ii) of this clause need not be followed.

(C) No employee engaged in performing work on this Agreement shall in any event be paid less than the currently applicable minimum wage specified under section 6(a)(1) of the Fair Labor Standards Act of 1938, as amended.

(v) The wage rate and fringe benefits finally determined under this paragraph (c)(2) of this clause shall be paid to all employees performing in the classification from the first day on which subcontract work is performed by them in the classification. Failure to pay the unlisted employees the compensation agreed upon by the interested parties and/or finally determined by the Wage and Hour Division retroactive to the date such class of employees commenced subcontract work shall be a violation of the Act and this Agreement.

(vi) Upon discovery of failure to comply with paragraph (c)(2) of this clause, the Wage and Hour Division shall make a final determination of conformed classification, wage rate, and/or fringe benefits which shall be retroactive to the date such class or classes of employees commenced subcontract work.

(3) Adjustment of compensation. If the term of this Agreement is more than 1 year, the minimum monetary wages and fringe benefits required to be paid or furnished thereunder to service employees under this Agreement shall be subject to adjustment after 1 year and not less often than once every 2 years, under wage determinations issued by the Wage and Hour Division.

(d) Obligation to furnish fringe benefits. IdaTech or its subcontractor may discharge the obligation to furnish fringe benefits specified in the attachment or determined under paragraph (c)(2) of this clause by furnishing equivalent combinations of bona fide fringe benefits, or by making equivalent or differential cash payments, only in accordance with Subpart D of 29 CFR part 4.

(e) Minimum wage. In the absence of a minimum wage attachment for this Agreement, neither IdaTech nor any subcontractor under this Agreement shall pay any person performing work under this Agreement (regardless of whether the person is a service employee) less than the

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minimum wage specified by section 6(a)(1) of the Fair Labor Standards Act of 1938. Nothing in this clause shall relieve IdaTech or any subcontractor of any other obligation under law or subcontract for payment of a higher wage to any employee.

(f) Successor contracts. If this Agreement succeeds a subcontract subject to the Act under which substantially the same services were furnished in the same locality and service employees were paid wages and fringe benefits provided for in a collective bargaining agreement, in the absence of the minimum wage attachment for this Agreement setting forth such collectively bargained wage rates and fringe benefits, neither IdaTech nor any subcontractor under this Agreement shall pay any service employee performing any of the subcontract work (regardless of whether or not such employee was employed under the predecessor subcontract), less than the wages and fringe benefits provided for in such collective bargaining agreement, to which such employee would have been entitled if employed under the predecessor subcontract, including accrued wages and fringe benefits and any prospective increases in wages and fringe benefits provided for under such agreement. Neither IdaTech nor any subcontractor under this Agreement may be relieved of the foregoing obligation unless the limitations of 29 CFR 4.1b(b) apply or unless the Secretary of Labor or the Secretary’s authorized representative finds, after a hearing as provided in 29 CFR 4.10 that the wages and/or fringe benefits provided for in such agreement are substantially at variance with those which prevail for services of a character similar in the locality, or determines, as provided in 29 CFR 4.11, that the collective bargaining agreement applicable to service employees employed under the predecessor subcontract was not entered into as a result of arm’s length negotiations. Where it is found in accordance with the review procedures provided in 29 CFR 4.10 and/or 4.11 and Parts 6 and 8 that some or all of the wages and/or fringe benefits contained in a predecessor subcontractor’s collective bargaining agreement are substantially at variance with those which prevail for services of a character similar in the locality, and/or that the collective bargaining agreement applicable to service employees employed under the predecessor subcontract was not entered into as a result of arm’s length negotiations, the Department will issue a new or revised wage determination setting forth the applicable wage rates and fringe benefits. Such determination shall be made part of the Agreement or subcontract, in accordance with the decision of the Administrator, the Administrative Law Judge, or the Board of Service Contract Appeals, as the case may be, irrespective of whether such issuance occurs prior to or after the award of a subcontract (53 Comp. Gen. 401 (1973)). In the case of a wage determination issued solely as a result of a finding of substantial variance, such determination shall be effective as of the date of the final administrative decision.

(g) Notification to employees. IdaTech and any subcontractor under this Agreement shall notify each service employee commencing work on this Agreement of the minimum monetary wage and any fringe benefits required to be paid pursuant to this Agreement, or shall post the wage determination attached to this Agreement. The poster provided by the Department of Labor (Publication WH 1313) shall be posted in a prominent and accessible place at the worksite. Failure to comply with this requirement is a violation of section 2(a)(4) of the Act and of this Agreement.

(h) Safe and sanitary working conditions. IdaTech or its subcontractors shall not permit any part of the services called for by this Agreement to be performed in buildings or surroundings or under working conditions provided by or under the control or supervision of IdaTech or subcontractor which are unsanitary, hazardous, or dangerous to the health or safety of the service employees. IdaTech or subcontractor shall comply with the safety and health standards applied under 29 CFR part 1925.

(i) Records.

(1) IdaTech and each subcontractor performing work subject to the Act shall make and maintain for 3 years from the completion of the work, and make them available for inspection and transcription by authorized representatives of the Wage and Hour Division, Employment Standards Administration, a record of the following:

(i) For each employee subject to the Act—

(A) Name and address and social security number;

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(B) Correct work classification or classifications, rate or rates of monetary wages paid and fringe benefits provided, rate or rates of payments in lieu of fringe benefits, and total daily and weekly compensation;

(C) Daily and weekly hours worked by each employee; and

(D) Any deductions, rebates, or refunds from the total daily or weekly compensation of each employee.

(ii) For those classes of service employees not included in any wage determination attached to this Agreement, wage rates or fringe benefits determined by the interested parties or by the Administrator or authorized representative under the terms of paragraph (c) of this clause. A copy of the report required by subdivision (c)(2)(ii) of this clause will fulfill this requirement.

(iii) Any list of the predecessor IdaTech’s employees which had been furnished to IdaTech as prescribed by paragraph (n) of this clause.

(2) IdaTech shall also make available a copy of this Agreement for inspection or transcription by authorized representatives of the Wage and Hour Division.

(3) Failure to make and maintain or to make available these records for inspection and transcription shall be a violation of the regulations and this Agreement, and in the case of failure to produce these records, the Contracting Officer, upon direction of the Department of Labor and notification to IdaTech, shall take action to cause suspension of any further payment or advance of funds until the violation ceases.

(4) IdaTech shall permit authorized representatives of the Wage and Hour Division to conduct interviews with employees at the worksite during normal working hours.

(j) Pay periods. IdaTech shall unconditionally pay to each employee subject to the Act all wages due free and clear and without subsequent deduction (except as otherwise provided by law or regulations, 29 CFR part 4), rebate, or kickback on any account. These payments shall be made no later than one pay period following the end of the regular pay period in which the wages were earned or accrued. A pay period under this Act may not be of any duration longer than semi-monthly.

(k) Withholding of payments and termination of subcontract. The Contracting Officer shall withhold or cause to be withheld from the Government Prime Subcontractor under this or any other Government subcontract with the Prime Subcontractor such sums as an appropriate official of the Department of Labor requests or such sums as the Contracting Officer decides may be necessary to pay underpaid employees employed by IdaTech or subcontractor. In the event of failure to pay any employees subject to the Act all or part of the wages or fringe benefits due under the Act, the Contracting Officer may, after authorization or by direction of the Department of Labor and written notification to IdaTech, take action to cause suspension of any further payment or advance of funds until such violations have ceased. Additionally, any failure to comply with the requirements of this clause may be grounds for termination of the right to proceed with the subcontract work. In such event, the Government may enter

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into other contracts or arrangements for completion of the work, charging IdaTech in default with any additional cost.

(l) Subcontracts. IdaTech agrees to insert this clause in all subcontracts subject to the Act.

(m) Collective bargaining agreements applicable to service employees. If wages to be paid or fringe benefits to be furnished any service employees employed by the Government Prime Subcontract or any subcontractor under this Agreement are provided for in a collective bargaining agreement which is or will be effective during any period in which the subcontract is being performed, the Government Prime Subcontractor shall report such fact to the Contracting Officer, together with full information as to the application and accrual of such wages and fringe benefits, including any prospective increases, to service employees engaged in work on the subcontract, and a copy of the collective bargaining agreement. Such report shall be made upon commencing performance of the subcontract, in the case of collective bargaining agreements effective at such time, and in the case of such agreements or provisions or amendments thereof effective at a later time during the period of subcontract performance such agreements shall be reported promptly after negotiation thereof.

(n) Seniority list. Not less than 10 days prior to completion of any subcontract being performed at a Federal facility where service employees may be retained in the performance of the succeeding subcontract and subject to a wage determination which contains vacation or other benefit provisions based upon length of service with a subcontractor (predecessor) or successor (29 CFR 4.173), the incumbent Prime Subcontractor shall furnish the Contracting Officer a certified list of the names of all service employees on IdaTech’s or subcontractor’s payroll during the last month of subcontract performance. Such list shall also contain anniversary dates of employment on the subcontract either with the current or predecessor contractors of each such service employee. The Contracting Officer shall turn over such list to the successor subcontractor at the commencement of the succeeding subcontract.

(o) Rulings and interpretations. Rulings and interpretations of the Act are contained in Regulations, 29 CFR part 4.

(p) IdaTech’s certification.

(1) By entering into this Agreement, IdaTech (and officials thereof) certifies that neither it (nor he or she) nor any person or firm who has a substantial interest in IdaTech’s firm is a person or firm ineligible to be awarded Government contracts by virtue of the sanctions imposed under section 5 of the Act.

(2) No part of this Agreement shall be subcontracted to any person or firm ineligible for award of a Government subcontract under section 5 of the Act.

(3) The penalty for making false statements is prescribed in the U.S. Criminal Code, 18 U.S.C. 1001.

(q) Disputes concerning labor standards. The U.S. Department of Labor has set forth in 29 CFR parts 4, 6, and 8 procedures for resolving disputes concerning labor standards requirements. Such disputes shall be resolved in accordance with those procedures and not the Disputes clause of this Agreement. Disputes within the meaning of this clause include disputes between IdaTech (or any of its subcontractors) and the contracting agency, the U.S. Department of Labor, or the employees or their representatives.

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50. NOTICE AND ASSISTANCE REGARDING PATENT AND COPYRIGHT INFRINGEMENT (AUG 1996) [FAR § 52.227-2]

(a) IdaTech shall report to the Contracting Officer, promptly and in reasonable written detail, each notice or claim of patent or copyright infringement based on the performance of this Agreement of which IdaTech has knowledge.

(b) In the event of any claim or suit against the Government on account of any alleged patent or copyright infringement arising out of the performance of this Agreement or out of the use of any supplies furnished or work or services performed under this Agreement, IdaTech shall furnish to the Government, when requested by the Contracting Officer, all evidence and information in possession of IdaTech pertaining to such suit or claim. Such evidence and information shall be furnished at the expense of the Government except where IdaTech has agreed to indemnify the Government.

(c) IdaTech agrees to include, and require inclusion of, this clause in all subcontracts at any tier for supplies or services (including construction and architect-engineer subcontracts and those for material, supplies, models, samples, or design or testing services) expected to exceed the simplified acquisition threshold at FAR 2.101.

51. COST ACCOUNTING STANDARDS (APR 1998) [FAR § 52.230-2]

(a) Unless this Agreement is exempt under 48 CFR 9903.201-1 and 9903.201-2, the provisions of 48 CFR part 9903 are incorporated herein by reference and IdaTech, in connection with this Agreement, shall—

(1) (CAS-covered Contracts Only) By submission of a Disclosure Statement, disclose in writing IdaTech’s cost accounting practices as required by 48 CFR 9903.202-1 through 9903.202-5, including methods of distinguishing direct costs from indirect costs and the basis used for allocating indirect costs. The practices disclosed for this Agreement shall be the same as the practices currently disclosed and applied on all other contracts and subcontracts being performed by IdaTech and which contain a Cost Accounting Standards (CAS) clause. If IdaTech has notified the Contracting Officer that the Disclosure Statement contains trade secrets and commercial or financial information which is privileged and confidential, the Disclosure Statement shall be protected and shall not be released outside of the Government.

(2) Follow consistently IdaTech’s cost accounting practices in accumulating and reporting subcontract performance cost data concerning this Agreement. If any change in cost accounting practices is made for the purposes of any subcontract subject to CAS requirements, the change must be applied prospectively to this Agreement and the Disclosure Statement must be amended accordingly. If the subcontract price or cost allowance of this Agreement is affected by such changes, adjustment shall be made in accordance with paragraph (a)(4) or (a)(5) of this clause, as appropriate.

(3) Comply with all CAS, including any modifications and interpretations indicated thereto contained in 48 CFR part 9904, in effect on the date of award of this Agreement or, if IdaTech has submitted cost or pricing data, on the date of final agreement on price as shown on IdaTech’s signed certificate of current cost or pricing data. IdaTech shall also comply with any CAS (or modifications to CAS) which hereafter become applicable to a subcontract of IdaTech. Such compliance shall be required prospectively from the date of applicability to such subcontract.

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(4)

(i) Agree to an equitable adjustment as provided in the Changes clause of this Agreement if the subcontract cost is affected by a change which, pursuant to paragraph (a)(3) of this clause, IdaTech is required to make to IdaTech’s established cost accounting practices.

(ii) Negotiate with the Contracting Officer to determine the terms and conditions under which a change may be made to a cost accounting practice, other than a change made under other provisions of paragraph (a)(4) of this clause; provided that no agreement may be made under this provision that will increase costs paid by the United States.

(iii) When the parties agree to a change to a cost accounting practice, other than a change under subdivision (a)(4)(i) of this clause, negotiate an equitable adjustment as provided in the Changes clause of this Agreement.

(5) Agree to an adjustment of the subcontract price or cost allowance, as appropriate, if IdaTech or a subcontractor fails to comply with an applicable Cost Accounting Standard, or to follow any cost accounting practice consistently and such failure results in any increased costs paid by the United States. Such adjustment shall provide for recovery of the increased costs to the United States, together with interest thereon computed at the annual rate established under section 6621 of the Internal Revenue Code of 1986 (26 U.S.C. 6621) for such period, from the time the payment by the United States was made to the time the adjustment is effected. In no case shall the Government recover costs greater than the increased cost to the Government, in the aggregate, on the relevant contracts subject to the price adjustment, unless IdaTech made a change in its cost accounting practices of which it was aware or should have been aware at the time of price negotiations and which it failed to disclose to the Government.

(b) IdaTech shall permit any authorized representatives of the Government to examine and make copies of any documents, papers, or records relating to compliance with the requirements of this clause.

(c) IdaTech shall include in all negotiated subcontracts which IdaTech enters into, the substance of this clause and shall require such inclusion in all other subcontracts, of any tier, including the obligation to comply with all CAS in effect on the subcontractor’s award date or if the subcontractor has submitted cost or pricing data, on the date of final agreement on price as shown on the subcontractor’s signed Certificate of Current Cost or Pricing Data. If the subcontract is awarded to a business unit which pursuant to 48 CFR 9903.201-2 is subject to other types of CAS coverage, the substance of the applicable clause set forth in subsection 30.201-4 of the Federal Acquisition Regulation shall be inserted. This requirement shall apply only to negotiated subcontracts in excess of $500,000, except that the requirement shall not apply to negotiated subcontracts otherwise exempt from the requirement to include a CAS clause as specified in 48 CFR 9903.201-1.

52. PROHIBITION ON PERSONS CONVICTED OF FRAUD OR OTHER DEFENSE CONTRACT-RELATED FELONIES (MAR 1999) [DFARS § 252.203-7001]

(a) Definitions. As used in this clause—

(1) “Arising out of a contract with the DoD” means any act in connection with—

(i) Attempting to obtain;

(ii) Obtaining; or

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(iii) Performing a contract or first-tier subcontract of any agency, department, or component of the Department of Defense (DoD).

(2) “Conviction of fraud or any other felony” means any conviction for fraud or a felony in violation of state or Federal criminal statutes, whether entered on a verdict or plea, including a plea of nolo contendere, for which sentence has been imposed.

(3) “Date of conviction” means the date judgment was entered against the individual.

(b) Any individual who is convicted after September 29, 1988, of fraud or any other felony arising out of a contract with the DoD is prohibited from serving—

(1) In a management or supervisory capacity on this Agreement;

(2) On the board of directors of IdaTech;

(3) As a consultant, agent, or representative for IdaTech; or

(4) In any other capacity with the authority to influence, advise, or control the decisions of IdaTech with regard to this Agreement.

(c) Unless waived, the prohibition in paragraph (b) of this clause applies for not less than 5 years from the date of conviction.

(d) 10 U.S.C. 2408 provides IdaTech shall be subject to a criminal penalty of not more than $500,000 if convicted of knowingly—

(1) Employing a person under a prohibition specified in paragraph (b) of this clause; or

(2) Allowing such a person to serve on the board of directors of IdaTech.

(e) In addition to the criminal penalties contained in 10 U.S.C. 2408, the Government may consider other available remedies, such as—

(1) Suspension or debarment;

(2) Cancellation of the contract at no cost to the Government; or

(3) Termination of the contract for default.

(f) IdaTech may submit written requests for waiver of the prohibition in paragraph (b) of this clause to the Contracting Officer. Requests shall clearly identify—

(1) The person involved;

(2) The nature of the conviction and resultant sentence or punishment imposed;

(3) The reasons for the requested waiver; and

(4) An explanation of why a waiver is in the interest of national security.

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(g) Pursuant to 10 U.S.C. 2408(c), IdaTech may obtain information as to whether a particular person has been convicted of fraud or any other felony arising out of a contract with the DoD by contacting The Office of Justice Programs, The Denial of Federal Benefits Office, U.S. Department of Justice, telephone (202) 616-3507.

53. TRANSPORTATION OF SUPPLIES BY SEA (MAY 2002) [DFARS § 252.247-7023]

(a) Definitions. As used in this clause—

(1) “Components” means articles, materials, and supplies incorporated directly into end products at any level of manufacture, fabrication, or assembly by the contractor or any subcontractor.

(2) “Department of Defense” (DoD) means the Army, Navy, Air Force, Marine Corps, and defense agencies.

(3) “Foreign flag vessel” means any vessel that is not a U.S.-flag vessel.

(4) “Ocean transportation” means any transportation aboard a ship, vessel, boat, barge, or ferry through international waters.

(5) “Subcontractor” means IdaTech and any supplier, materialman, distributor, or vendor at any level below IdaTech whose contractual obligation to perform results from, or is conditioned upon, award of the Prime Contract and who is performing any part of the work or other requirement of the Prime Contract.

(6) “Supplies” means all property, except land and interests in land, that is clearly identifiable for eventual use by or owned by the DoD at the time of transportation by sea.

(i) An item is clearly identifiable for eventual use by the DoD if, for example, the contract documentation contains a reference to a DoD contract number or a military destination.

(ii) “Supplies” includes (but is not limited to) public works; buildings and facilities; ships; floating equipment and vessels of every character, type, and description, with parts, subassemblies, accessories, and equipment; machine tools; material; equipment; stores of all kinds; end items; construction materials; and components of the foregoing.

(7) “U.S.-flag vessel” means a vessel of the United States or belonging to the United States, including any vessel registered or having national status under the laws of the United States.

(b)

(1) IdaTech shall use U.S.-flag vessels when transporting any supplies by sea under this Agreement.

(2) A subcontractor transporting supplies by sea under this Agreement shall use U.S.-flag vessels if—

(i) The supplies being transported are—

(A) Noncommercial items; or

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(B) Commercial items that—

(1) IdaTech is reselling or distributing to Hoku or the Government without adding value;

(c) IdaTech and its subcontractors may request that the Contracting Officer authorize shipment in foreign-flag vessels, or designate available U.S.-flag vessels, if IdaTech or a subcontractor believes that—

(1) U.S.-flag vessels are not available for timely shipment;

(2) The freight charges are inordinately excessive or unreasonable; or

(3) Freight charges are higher than charges to private persons for transportation of like goods.

(d) IdaTech must submit any request for use of other than U.S.-flag vessels in writing to the Contracting Officer at least 45 days prior to the sailing date necessary Defense Federal Acquisition Regulation Supplement to meet its delivery schedules. Requests shall contain at a minimum—

(1) Type, weight, and cube of cargo;

(2) Required shipping date;

(3) Special handling and discharge requirements;

(4) Loading and discharge points;

(5) Name of shipper and consignee;

(6) Prime contract number; and

(7) A documented description of efforts made to secure U.S.-flag vessels, including points of contact (with names and telephone numbers) with at least two U.S.-flag carriers contacted. Copies of telephone notes, telegraphic and facsimile message or letters will be sufficient for this purpose.

(e) IdaTech shall, within 30 days after each shipment covered by this clause, provide the Contracting Officer and the Maritime Administration, Office of Cargo Preference, U.S. Department of Transportation, 400 Seventh Street SW, Washington, DC 20590, one copy of the rated on board vessel operating carrier’s ocean bill of lading, which shall contain the following information:

(1) Prime contract number;

(2) Name of vessel;

(3) Vessel flag of registry;

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(4) Date of loading;

(5) Port of loading;

(6) Port of final discharge;

(7) Description of commodity;

(8) Gross weight in pounds and cubic feet if available;

(9) Total ocean freight in U.S. dollars; and

(10) Name of steamship company.

(f) IdaTech shall provide with its final invoice under this Agreement a representation that to the best of its knowledge and belief—

(1) No ocean transportation was used in the performance of this Agreement;

(2) Ocean transportation was used and only U.S.-flag vessels were used for all ocean shipments under the subcontract;

(3) Ocean transportation was used, and IdaTech had the written consent of the Contracting Officer for all non-U.S.-flag ocean transportation; or

(4) Ocean transportation was used and some or all of the shipments were made on non-U.S.-flag vessels without the written consent of the Contracting Officer. IdaTech shall describe these shipments in the following format:

	ITEM DESCRIPTION	CONTRACT LINE ITEMS	QUANTITY

TOTAL

(g) If the final invoice does not include the required representation, Hoku or the Government will reject and return it to IdaTech as an improper invoice. In the event there has been unauthorized use of non-U.S.-flag vessels in the performance of this Agreement, Hoku or the Contracting Officer, as applicable, is entitled to equitably adjust this Agreement, based on the unauthorized use.

(h) In the award of subcontracts for the types of supplies described in paragraph (b)(2) of this clause, IdaTech shall flow down the requirements of this clause as follows:

(1) IdaTech shall insert the substance of this clause, including this paragraph (h), in subcontracts that exceed the simplified acquisition threshold in Part 2 of the Federal Acquisition Regulation.

(2) IdaTech shall insert the substance of paragraphs (a) through (e) of this clause, and this paragraph (h), in subcontracts that are at or below the simplified acquisition threshold in Part 2 of the Federal Acquisition Regulation.

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54. PATENT RIGHTS—RETENTION BY THE CONTRACTOR (LONG FORM) (JAN 1997) [FAR § 52.227-12]

(a) Definitions. “Invention” means any invention or discovery which is or may be patentable or otherwise protectable under title 35 of the United States Code or any novel variety of plant that is or may be protectable under the Plant Variety Protection Act (7 U.S.C. 2321, et seq.).

“Made” when used in relation to any invention means the conception or first actual reduction to practice of such invention.

“Nonprofit organization” means a domestic university or other institution of higher education or an organization of the type described in section 501(c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c)) and exempt from taxation under section 501(a) of the Internal Revenue Code (26 U.S.C. 501(a)) or any nonprofit scientific or educational organization qualified under a state nonprofit organization statute.

“Practical application” means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that its benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms.

“Small business firm” means a small business concern as defined at section 2 of Pub. L. 85-536 (15 U.S.C. 632) and implementing regulations of the Administrator of the Small Business Administration. For the purpose of this clause, the size standards for small business concerns involved in Government procurement and subcontracting at 13 CFR 121.3-8 and 13 CFR 121.3-12, respectively, will be used.

“Subject invention” means any invention of IdaTech conceived or first actually reduced to practice in the performance of work under this Agreement; provided, that in the case of a variety of plant, the date of determination (as defined in section 41(d) of the Plant Variety Protection Act, 7 U.S.C. 2401(d)) must also occur during the period of subcontract performance.

(b) Allocation of principal rights. IdaTech may elect to retain the entire right, title, and interest throughout the world to each subject invention subject to the provisions of this clause and 35 U.S.C. 203. With respect to any subject invention in which IdaTech elects to retain title, the Federal Government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the subject invention throughout the world.

(c) Invention disclosure, election of title, and filing of patent applications by IdaTech.

(1) IdaTech shall disclose each subject invention to the Contracting Officer within 2 months after the inventor discloses it in writing to IdaTech personnel responsible for patent matters or within 6 months after IdaTech becomes aware that a subject invention has been made, whichever is earlier. The disclosure to the Contracting Officer shall be in the form of a written report and shall identify the subcontract under which the invention was made and the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding, to the extent known at the time of the disclosure, of the nature, purpose, operation, and physical, chemical, biological, or electrical characteristics of the invention. The disclosure shall also identify any publication, on sale, or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to the Contracting Officer, IdaTech shall promptly notify the Contracting Officer of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by IdaTech.

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(2) IdaTech shall elect in writing whether or not to retain title to any such invention by notifying the Federal agency at the time of disclosure or within 8 months of disclosure, as to those countries (including the United States) in which IdaTech will retain title; provided, that in any case where publication, on sale, or public use has initiated the 1-year statutory period wherein valid patent protection can still be obtained in the United States, the period of election of title may be shortened by the agency to a date that is no more than 60 days prior to the end of the statutory period.

(3) IdaTech shall file its initial patent application on an elected invention within 1 year after election or, if earlier, prior to the end of any statutory period wherein valid patent protection can be obtained in the United States after a publication, on sale, or public use. IdaTech shall file patent applications in additional countries (including the European Patent Office and under the Patent Cooperation Treaty) within either 10 months of the corresponding initial patent application or 6 months from the date permission is granted by the Commissioner of Patents and Trademarks to file foreign patent applications where such filing has been prohibited by a Secrecy Order.

(4) Requests for extension of the time for disclosure to the Contracting Officer, election, and filing may, at the discretion of the funding Federal agency, be granted, and will normally be granted unless the Contracting Officer has reason to believe that a particular extension would prejudice the Government’s interest.

(d) Conditions when the Government may obtain title. IdaTech shall convey to the Federal agency, upon written request, title to any subject invention—

(1) If IdaTech elects not to retain title to a subject invention;

(2) If IdaTech fails to disclose or elect the subject invention within the times specified in paragraph (c) of this clause (the agency may only request title within 60 days after learning of IdaTech’s failure to report or elect within the specified times);

(3) In those countries in which IdaTech fails to file patent applications within the time specified in paragraph (c) of this clause; provided, however, that if IdaTech has filed a patent application in a country after the times specified in paragraph (c) of this clause, but prior to its receipt of the written request of the Federal agency, IdaTech shall continue to retain title in that country; or

(4) In any country in which IdaTech decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceeding on, a patent on a subject invention.

(e) Minimum rights to IdaTech.

(1) IdaTech shall retain a nonexclusive, royalty-free license throughout the world in each subject invention to which the Government obtains title except if IdaTech fails to disclose the subject invention within the times specified in paragraph (c) of this clause. IdaTech’s license extends to its domestic subsidiaries and affiliates, if any, within the corporate structure of which IdaTech is a part and includes the right to grant sublicenses of the same scope to the extent IdaTech was legally obligated to do so at the time the subcontract was awarded. The license is transferable only with the approval of the funding Federal agency except when transferred to the successor of that part of IdaTech’s business to which the invention pertains.

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(2) IdaTech’s domestic license may be revoked or modified by the funding Federal agency to the extent necessary to achieve expeditious practical application of the subject invention pursuant to an application for an exclusive license submitted in accordance with applicable provisions in the Federal Property Management Regulations and agency licensing regulations (if any). This license shall not be revoked in that field of use or the geographical areas in which IdaTech has achieved practical application and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at the discretion of the funding Federal agency to the extent IdaTech, its licensees, or its domestic subsidiaries or affiliates have failed to achieve practical application in that foreign country.

(3) Before revocation or modification of the license, the funding Federal agency shall furnish IdaTech a written notice of its intention to revoke or modify the license, and IdaTech shall be allowed 30 days (or such other time as may be authorized by the funding Federal agency for good cause shown by IdaTech) after the notice to show cause why the license should not be revoked or modified. IdaTech has the right to appeal, in accordance with applicable agency licensing regulations and 37 CFR 404 concerning the licensing of Government-owned inventions, any decision concerning the revocation or modification of its license.

(f) IdaTech action to protect the Government’s interest.

(1) IdaTech agrees to execute or to have executed and promptly deliver to the Federal agency all instruments necessary to—

(i) Establish or confirm the rights the Government has throughout the world in those subject inventions to which IdaTech elects to retain title; and

(ii) Convey title to the Federal agency when requested under paragraph (d) of this clause and paragraph (n)(2) of this clause, and to enable the Government to obtain patent protection throughout the world in that subject invention.

(2) IdaTech agrees to require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by IdaTech each subject invention made under subcontract in order that IdaTech can comply with the disclosure provisions of paragraph (c) of this clause, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government’s rights in the subject inventions. This disclosure format should require, as a minimum, the information required by paragraph (c)(1) of this clause. IdaTech shall instruct such employees through employee agreements or other suitable educational programs on the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U.S. or foreign statutory bars.

(3) IdaTech shall notify the Federal agency of any decision not to continue the prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceeding on a patent, in any country, not less than 30 days before the expiration of the response period required by the relevant patent office.

(4) IdaTech agrees to include, within the specification of any United States patent application and any patent issuing thereon covering a subject invention, the following statement: “This invention was made with Government support under (identify the subcontract) awarded by (identify the Federal agency). The Government has certain rights in this invention.”

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(5) IdaTech shall establish and maintain active and effective procedures to assure that subject inventions are promptly identified and disclosed to IdaTech personnel responsible for patent matters within 6 months of conception and/or first actual reduction to practice, whichever occurs first in performance of work under this Agreement. These procedures shall include the maintenance of laboratory notebooks or equivalent records and other records as are reasonably necessary to document the conception and/or the first actual reduction to practice of subject inventions, and records that show that the procedures for identifying and disclosing the inventions are followed. Upon request, IdaTech shall furnish the Contracting Officer a description of such procedures for evaluation and for determination as to their effectiveness.

(6) IdaTech agrees, when licensing a subject invention, to arrange to avoid royalty charges on acquisitions involving Government funds, including funds derived through Military Assistance Program of the Government or otherwise derived through the Government, to refund any amounts received as royalty charges on the subject invention in acquisitions for, or on behalf of, the Government, and to provide for such refund in any instrument transferring rights in the invention to any party.

(7) IdaTech shall furnish the Contracting Officer the following:

(i) Interim reports every 12 months (or such longer period as may be specified by the Contracting Officer) from the date of the subcontract, listing subject inventions during that period and stating that all subject inventions have been disclosed or that there are no such inventions.

(ii) A final report, within 3 months after completion of the contracted work, listing all subject inventions or stating that there were no such inventions, and listing all subcontracts at any tier containing a patent rights clause or stating that there were no such subcontracts.

(8) IdaTech shall promptly notify the Contracting Officer in writing upon the award of any subcontract at any tier containing a patent rights clause by identifying the subcontractor, the applicable patent rights clause, the work to be performed under the subcontract, and the dates of award and estimated completion. Upon request of the Contracting Officer, IdaTech shall furnish a copy of such subcontract, and no more frequently than annually, a listing of the subcontracts that have been awarded.

(9) In the event of a refusal by a prospective subcontractor to accept one of the clauses in paragraph (g)(1) or (2) of this clause, IdaTech—

(i) Shall promptly submit a written notice to the Contracting Officer setting forth the subcontractor’s reasons for such refusal and other pertinent information that may expedite disposition of the matter; and

(ii) Shall not proceed with such subcontracting without the written authorization of the Contracting Officer.

(10) IdaTech shall provide, upon request, the filing date, serial number and title, a copy of the patent application (including an English-language version if filed in a language other than English), and patent number and issue date for any subject invention for which IdaTech has retained title.

(11) Upon request, IdaTech shall furnish the Government an irrevocable power to inspect and make copies of the patent application file.

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(g) Subcontracts.

(1) IdaTech shall include the clause at FAR § 52.227-11, suitably modified to identify the parties, in all subcontracts, regardless of tier, for experimental, developmental, or research work to be performed by a small business firm or nonprofit organization. The subcontractor shall retain all rights provided for IdaTech in this clause, and IdaTech shall not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractor’s subject inventions.

(2) IdaTech shall include this clause (FAR § 52.227-12) in all other subcontracts, regardless of tier, for experimental, developmental, or research work.

(3) In the case of subcontracts, at any tier, when the prime award with the Federal agency was a subcontract (but not a grant or cooperative agreement), the agency, subcontractor, and IdaTech agree that the mutual obligations of the parties created by this clause constitute a subcontract between the subcontractor and the Federal agency with respect to those matters covered by this clause.

(h) Reporting utilization of subject inventions. IdaTech agrees to submit on request periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization that are being made by IdaTech or its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by IdaTech, and such other data and information as the agency may reasonably specify. IdaTech also agrees to provide additional reports as may be requested by the agency in connection with any march-in proceedings undertaken by the agency in accordance with paragraph (j) of this clause. To the extent data or information supplied under this paragraph is considered by IdaTech, its licensee or assignee to be privileged and confidential and is so marked, the agency agrees that, to the extent permitted by law, it shall not disclose such information to persons outside the Government.

(i) Preference for United States industry. Notwithstanding any other provision of this clause, IdaTech agrees that neither it nor any assignee will grant to any person the exclusive right to use or sell any subject invention in the United States unless such person agrees that any products embodying the subject invention will be manufactured substantially in the United States. However, in individual cases, the requirement for such an agreement may be waived by the Federal agency upon a showing by IdaTech or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible.

(j) March-in rights. IdaTech agrees that with respect to any subject invention in which it has acquired title, the Federal agency has the right in accordance with the procedures in FAR 27.304-1(g) to require IdaTech, an assignee, or exclusive licensee of a subject invention to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and if IdaTech, assignee, or exclusive licensee refuses such a request, the Federal agency has the right to grant such a license itself if the Federal agency determines that—

(1) Such action is necessary because IdaTech or assignee has not taken, or is not expected to take within a reasonable time, effective steps to achieve practical application of the subject invention in such field of use;

(2) Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by IdaTech, assignee, or their licensees;

(3) Such action is necessary to meet requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by IdaTech, assignee, or licensees; or

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(4) Such action is necessary because the agreement required by paragraph (i) of this clause has not been obtained or waived or because a licensee of the exclusive right to use or sell any subject invention in the United States is in breach of such agreement.

(k) Special provisions for contracts with nonprofit organizations. [Reserved]

(l) Communications. [To be completed according to DoD agency instructions.]

(m) Other inventions. Nothing contained in this clause shall be deemed to grant to the Government any rights with respect to any invention other than a subject invention.

(n) Examination of records relating to inventions.

(1) The Contracting Officer or any authorized representative shall, until 3 years after final payment under this Agreement, have the right to examine any books (including laboratory notebooks), records, and documents of IdaTech relating to the conception or first reduction to practice of inventions in the same field of technology as the work under this Agreement to determine whether—

(i) Any such inventions are subject inventions;

(ii) IdaTech has established and maintains the procedures required by paragraphs (f)(2) and (f)(3) of this clause; and

(iii) IdaTech and its inventors have complied with the procedures.

(2) If the Contracting Officer determines that an inventor has not disclosed a subject invention to IdaTech in accordance with the procedures required by paragraph (f)(5) of this clause, the Contracting Officer may, within 60 days after the determination, request title in accordance with paragraphs (d)(2) and (d)(3) of this clause. However, if IdaTech establishes that the failure to disclose did not result from IdaTech’s fault or negligence, the Contracting Officer shall not request title.

(3) If the Contracting Officer learns of an unreported IdaTech invention which the Contracting Officer believes may be a subject invention, IdaTech may be required to disclose the invention to the agency for a determination of ownership rights.

(4) Any examination of records under this paragraph shall be subject to appropriate conditions to protect the confidentiality of the information involved.

55. RIGHTS IN TECHNICAL DATA—NONCOMMERCIAL ITEMS (NOV 1995) [DFARS § 252.227-7013]

(a) Definitions. As used in this clause:

(1) “Computer data base” means a collection of data recorded in a form capable of being processed by a computer. The term does not include computer software.

(2) “Computer program” means a set of instructions, rules, or routines recorded in a form that is capable of causing a computer to perform a specific operation or series of operations.

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(3) “Computer software” means computer programs, source code, source code listings, object code listings, design details, algorithms, processes, flow charts, formulae and related material that would enable the software to be reproduced, recreated, or recompiled. Computer software does not include computer data bases or computer software documentation.

(4) “Computer software documentation” means owner’s manuals, user’s manuals, installation instructions, operating instructions, and other similar items, regardless of storage medium, that explain the capabilities of the computer software or provide instructions for using the software.

(5) “Detailed manufacturing or process data” means technical data that describe the steps, sequences, and conditions of manufacturing, processing or assembly used by the manufacturer to produce an item or component or to perform a process.

(6) “Developed” means that an item, component, or process exists and is workable. Thus, the item or component must have been constructed or the process practiced. Workability is generally established when the item, component, or process has been analyzed or tested sufficiently to demonstrate to reasonable people skilled in the applicable art that there is a high probability that it will operate as intended. Whether, how much, and what type of analysis or testing is required to establish workability depends on the nature of the item, component, or process, and the state of the art. To be considered “developed,” the item, component, or process need not be at the stage where it could be offered for sale or sold on the commercial market, nor must the item, component, or process be actually reduced to practice within the meaning of Title 35 of the United States Code.

(7) “Developed exclusively at private expense” means development was accomplished entirely with costs charged to indirect cost pools, costs not allocated to a government subcontract, or any combination thereof.

(i) Private expense determinations should be made at the lowest practicable level.

(ii) Under fixed-price contracts, when total costs are greater than the firm fixed-price or ceiling price of the subcontract, the additional development costs necessary to complete development shall not be considered when determining whether development was at government, private, or mixed expense.

(8) “Developed exclusively with government funds” means development was not accomplished exclusively or partially at private expense.

(9) “Developed with mixed funding” means development was accomplished partially with costs charged to indirect cost pools and/or costs not allocated to a government subcontract, and partially with costs charged directly to a government subcontract.

(10) “Form, fit, and function data” means technical data that describes the required overall physical, functional, and performance characteristics (along with the qualification requirements, if applicable) of an item, component, or process to the extent necessary to permit identification of physically and functionally interchangeable items.

(11) “Government purpose” means any activity in which the United States Government is a party, including cooperative agreements with international or multinational defense organizations, or sales or transfers by the United States Government to foreign governments or

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international organizations. Government purposes include competitive procurement, but do not include the rights to use, modify, reproduce, release, perform, display, or disclose technical data for commercial purposes or authorize others to do so.

(12) “Government purpose rights” means the rights to—

(i) Use, modify, reproduce, release, perform, display, or disclose technical data within the Government without restriction; and

(ii) Release or disclose technical data outside the Government and authorize persons to whom release or disclosure has been made to use, modify, reproduce, release, perform, display, or disclose that data for United States government purposes.

(13) “Limited rights” means the rights to use, modify, reproduce, release, perform, display, or disclose technical data, in whole or in part, within the Government. The Government may not, without the written permission of the party asserting limited rights, release or disclose the technical data outside the Government, use the technical data for manufacture, or authorize the technical data to be used by another party, except that the Government may reproduce, release or disclose such data or authorize the use or reproduction of the data by persons outside the Government if reproduction, release, disclosure, or use is—

(i) Necessary for emergency repair and overhaul; or

(ii) A release or disclosure of technical data (other than detailed manufacturing or process data) to, or use of such data by, a foreign government that is in the interest of the Government and is required for evaluational or informational purposes;

(iii) Subject to a prohibition on the further reproduction, release, disclosure, or use of the technical data; and

(iv) The contractor or subcontractor asserting the restriction is notified of such reproduction, release, disclosure, or use.

(14) “Technical data” means recorded information, regardless of the form or method of the recording, of a scientific or technical nature (including computer software documentation). The term does not include computer software or data incidental to subcontract administration, such as financial and/or management information.

(15) “Unlimited rights” means rights to use, modify, reproduce, perform, display, release, or disclose technical data in whole or in part, in any manner, and for any purpose whatsoever, and to have or authorize others to do so.

(b) Rights in technical data. IdaTech grants or shall obtain for the Government the following royalty free, world-wide, nonexclusive, irrevocable license rights in technical data other than computer software documentation (see the Rights in Noncommercial Computer Software and Noncommercial Computer Software Documentation clause of this Agreement for rights in computer software documentation):

(1) Unlimited rights. The Government shall have unlimited rights in technical data that are—

(i) Data pertaining to an item, component, or process which has been or will be developed exclusively with Government funds;

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(ii) Studies, analyses, test data, or similar data produced for this Agreement, when the study, analysis, test, or similar work was specified as an element of performance;

(iii) Created exclusively with Government funds in the performance of a subcontract that does not require the development, manufacture, construction, or production of items, components, or processes;

(iv) Form, fit, and function data;

(v) Necessary for installation, operation, maintenance, or training purposes (other than detailed manufacturing or process data);

(vi) Corrections or changes to technical data furnished to IdaTech by the Government;

(vii) Otherwise publicly available or have been released or disclosed by IdaTech without restrictions on further use, release or disclosure, other than a release or disclosure resulting from the sale, transfer, or other assignment of interest in the technical data to another party or the sale or transfer of some or all of a business entity or its assets to another party;

(viii) Data in which the Government has obtained unlimited rights under another Government subcontract or as a result of negotiations; or

(ix) Data furnished to the Government, under this or any other government subcontract or subcontract thereunder, with—

(A) Government purpose license rights or limited rights and the restrictive condition(s) has/have expired; or

(B) Government purpose rights and IdaTech’s exclusive right to use such data for commercial purposes has expired.

(2) Government purpose rights.

(i) The Government shall have government purpose rights for a five-year period, or such other period as may be negotiated, in technical data—

(A) That pertain to items, components, or processes developed with mixed funding except when the Government is entitled to unlimited rights in such data as provided in paragraphs (b)(ii) and (b)(iv) through (b)(ix) of this clause; or

(B) Created with mixed funding in the performance of a subcontract that does not require the development, manufacture, construction, or production of items, components, or processes.

(ii) The five-year period, or such other period as may have been negotiated, shall commence upon execution of the subcontract (or similar contractual instrument), subcontract modification, or option exercise that required development of the items, components, or

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

processes or creation of the data described in paragraph (b)(2)(i)(B) of this clause. Upon expiration of the five-year or other negotiated period, the Government shall have unlimited rights in the technical data.

(iii) The Government shall not release or disclose technical data in which it has government purpose rights unless—

(A) Prior to release or disclosure, the intended recipient is subject to the non-disclosure agreement at 227.7103-7 of the Defense Federal Acquisition Regulation Supplement (DFARS); or

(B) The recipient is a Government contractor receiving access to the data for performance of a Government subcontract that contains the clause at DFARS 252.227-7025, Limitations on the Use or Disclosure of Government-Furnished Information Marked with Restrictive Legends.

(iv) IdaTech has the exclusive right, including the right to license others, to use technical data in which the Government has obtained government purpose rights under this Agreement for any commercial purpose during the time period specified in the government purpose rights legend prescribed in paragraph (f)(2) of this clause.

(3) Limited rights.

(i) Except as provided in paragraphs (b)(1)(ii) and (b)(1)(iv) through (b)(1)(ix) of this clause, the Government shall have limited rights in technical data—

(A) Pertaining to items, components, or processes developed exclusively at private expense and marked with the limited rights legend prescribed in paragraph (f) of this clause; or

(B) Created exclusively at private expense in the performance of a subcontract that does not require the development, manufacture, construction, or production of items, components, or processes.

(ii) The Government shall require a recipient of limited rights data for emergency repair or overhaul to destroy the data and all copies in its possession promptly following completion of the emergency repair/overhaul and to notify IdaTech that the data have been destroyed.

(iii) IdaTech, its subcontractors, and suppliers are not required to provide the Government additional rights to use, modify, reproduce, release, perform, display, or disclose technical data furnished to the Government with limited rights. However, if the Government desires to obtain additional rights in technical data in which it has limited rights, IdaTech agrees to promptly enter into negotiations with the Contracting Officer to determine whether there are acceptable terms for transferring such rights. All technical data in which IdaTech has granted the Government additional rights shall be listed or described in a license agreement made part of the subcontract. The license shall enumerate the additional rights granted the Government in such data.

(4) Specifically negotiated license rights. The standard license rights granted to the Government under paragraphs (b)(1) through (b)(3) of this clause, including the period during which the Government shall have government purpose rights in technical data, may be modified by mutual agreement to provide such rights as the parties consider appropriate but shall not provide the Government lesser rights than are enumerated in paragraph (a)(13) of this clause. Any rights so negotiated shall be identified in a license agreement made part of this Agreement.

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(5) Prior government rights. Technical data that will be delivered, furnished, or otherwise provided to the Government under this Agreement, in which the Government has previously obtained rights shall be delivered, furnished, or provided with the preexisting rights, unless—

(i) The parties have agreed otherwise; or

(ii) Any restrictions on the Government’s rights to use, modify, reproduce, release, perform, display, or disclose the data have expired or no longer apply.

(6) Release from liability. IdaTech agrees to release the Government from liability for any release or disclosure of technical data made in accordance with paragraph (a)(13) or (b)(2)(iii) of this clause, in accordance with the terms of a license negotiated under paragraph (b)(4) of this clause, or by others to whom the recipient has released or disclosed the data and to seek relief solely from the party who has improperly used, modified, reproduced, released, performed, displayed, or disclosed IdaTech data marked with restrictive legends.

(c) IdaTech rights in technical data. All rights not granted to the Government are retained by IdaTech.

(d) Third party copyrighted data. IdaTech shall not, without the written approval of the Contracting Officer, incorporate any copyrighted data in the technical data to be delivered under this Agreement unless IdaTech is the copyright owner or has obtained for the Government the license rights necessary to perfect a license or licenses in the deliverable data of the appropriate scope set forth in paragraph (b) of this clause, and has affixed a statement of the license or licenses obtained on behalf of the Government and other persons to the data transmittal document.

(e) Identification and delivery of data to be furnished with restrictions on use, release, or disclosure.

(1) This paragraph does not apply to restrictions based solely on copyright.

(2) Except as provided in paragraph (e)(3) of this clause, technical data that IdaTech asserts should be furnished to the Government with restrictions on use, release, or disclosure are identified in an attachment to this Agreement (the Attachment). IdaTech shall not deliver any data with restrictive markings unless the data are listed on the Attachment.

(3) In addition to the assertions made in the Attachment, other assertions may be identified after award when based on new information or inadvertent omissions unless the inadvertent omissions would have materially affected the source selection decision. Such identification and assertion shall be submitted to the Contracting Officer as soon as practicable prior to the scheduled date for delivery of the data, in the following format, and signed by an official authorized to contractually obligate IdaTech:

Identification and Assertion of Restrictions on the Government’s Use, Release, or

Disclosure of Technical Data.

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IdaTech asserts for itself, or the persons identified below, that the Government’s rights to use, release, or disclose the following technical data should be restricted—

Technical Data to be Furnished With Restrictions *	Basis for Assertion **	Asserted Rights Category ***	Name of Person Asserting Restriction ****
(LIST)	(LIST)	(LIST)	(LIST)

*	If the assertion is applicable to items, components, or processes developed at private expense, identify both the data and each such item, component, or process.

**	Generally, the development of an item, component, or process at private expense, either exclusively or partially, is the only basis for asserting restrictions on the Government’s rights to use, release, or disclose technical data pertaining to such items, components, or processes. Indicate whether development was exclusively or partially at private expense. If development was not at private expense, enter the specific reason for asserting that the Government’s rights should be restricted.

***	Enter asserted rights category (e.g., government purpose license rights from a prior subcontract, rights in SBIR data generated under another subcontract, limited or government purpose rights under this or a prior subcontract, or specifically negotiated licenses).

****	Corporation, individual, or other person, as appropriate.

Date
Printed Name and Title

Signature
(End of identification and assertion)

(4) When requested by the Contracting Officer, IdaTech shall provide sufficient information to enable the Contracting Officer to evaluate IdaTech’s assertions. The Contracting Officer reserves the right to add IdaTech’s assertions to the Attachment and validate any listed assertion, at a later date, in accordance with the procedures of the Validation of Restrictive Markings on Technical Data clause of this Agreement.

(f) Marking requirements. IdaTech, and its subcontractors or suppliers, may only assert restrictions on the Government’s rights to use, modify, reproduce, release, perform, display, or disclose technical data to be delivered under this Agreement by marking the deliverable data subject to restriction. Except as provided in paragraph (f)(5) of this clause, only the following legends are authorized under this Agreement: the government purpose rights legend at paragraph (f)(2) of this clause; the limited rights legend at paragraph (f)(3) of this clause; or the special license rights legend at paragraph (f)(4) of this clause; and/or a notice of copyright as prescribed under 17 U.S.C. 401 or 402.

(1) General marking instructions. IdaTech, or its subcontractors or suppliers, shall conspicuously and legibly mark the appropriate legend on all technical data that qualify for such markings. The authorized legends shall be placed on the transmittal document or storage container and, for printed material, each page of the printed material containing technical data for which restrictions are asserted. When only portions of a page of printed material are subject to the asserted restrictions, such portions shall be identified by circling, underscoring, with a note, or other appropriate identifier. Technical data transmitted directly from one computer or computer terminal to another shall contain a notice of asserted restrictions. Reproductions of technical data or any portions thereof subject to asserted restrictions shall also reproduce the asserted restrictions.

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(2) Government purpose rights markings. Data delivered or otherwise furnished to the Government with government purpose rights shall be marked as follows:

GOVERNMENT PURPOSE RIGHTS

Contract No.
Subcontractor Name
Subcontractor Address

Expiration Date

The Government’s rights to use, modify, reproduce, release, perform, display, or disclose these technical data are restricted by paragraph (b)(2) of the Rights in Technical Data—Noncommercial Items clause contained in the above identified subcontract. No restrictions apply after the expiration date shown above. Any reproduction of technical data or portions thereof marked with this legend must also reproduce the markings.

(End of legend)

(3) Limited rights markings. Data delivered or otherwise furnished to the Government with limited rights shall be marked with the following legend:

LIMITED RIGHTS

Contract No.
Subcontractor Name
Subcontractor Address

Expiration Date

The Government’s rights to use, modify, reproduce, release, perform, display, ordisclose these technical data are restricted by paragraph (b)(3) of the Rights in Technical Data—Noncommercial Items clause contained in the above identified subcontract. Any reproduction of technical data or portions thereof marked with this legend must also reproduce the markings. Any person, other than the Government, who has been provided access to such data must promptly notify the above named subcontractor.

(End of legend)

(4) Special license rights markings.

(i) Data in which the Government’s rights stem from a specifically negotiated license shall be marked with the following legend:

SPECIAL LICENSE RIGHTS

The Government’s rights to use, modify, reproduce, release, perform, display, or disclose these data are restricted by Contract No. (Insert subcontract number) , License No. (Insert license identifier) . Any reproduction of technical data or portions thereof marked with this legend must also reproduce the markings.

(End of legend)

(ii) For purposes of this clause, special licenses do not include government purpose license rights acquired under a prior subcontract (see paragraph (b)(5) of this clause).

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(5) Pre-existing data markings. If the terms of a prior subcontract or license permitted IdaTech to restrict the Government’s rights to use, modify, reproduce, release, perform, display, or disclose technical data deliverable under this Agreement, and those restrictions are still applicable, IdaTech may mark such data with the appropriate restrictive legend for which the data qualified under the prior subcontract or license. The marking procedures in paragraph (f)(1) of this clause shall be followed.

(g) IdaTech procedures and records. Throughout performance of this Agreement, IdaTech and its subcontractors or suppliers that will deliver technical data with other than unlimited rights, shall—

(1) Have, maintain, and follow written procedures sufficient to assure that restrictive markings are used only when authorized by the terms of this clause; and

(2) Maintain records sufficient to justify the validity of any restrictive markings on technical data delivered under this Agreement.

(h) Removal of unjustified and nonconforming markings.

(A) Unjustified technical data markings. The rights and obligations of the parties regarding the validation of restrictive markings on technical data furnished or to be furnished under this Agreement are contained in the Validation of Restrictive Markings on Technical Data clause of this Agreement. Notwithstanding any provision of this Agreement concerning inspection and acceptance, the Government may ignore or, at IdaTech’s expense, correct or strike a marking if, in accordance with the procedures in the Validation of Restrictive Markings on Technical Data clause of this Agreement, a restrictive marking is determined to be unjustified.

(B) Nonconforming technical data markings. A nonconforming marking is a marking placed on technical data delivered or otherwise furnished to the Government under this Agreement that is not in the format authorized by this Agreement. Correction of nonconforming markings is not subject to the Validation of Restrictive Markings on Technical Data clause of this Agreement. If the Contracting Officer notifies IdaTech of a nonconforming marking and IdaTech fails to remove or correct such marking within sixty (60) days, the Government may ignore or, at IdaTech’s expense, remove or correct any nonconforming marking.

(i) Relation to patents. Nothing contained in this clause shall imply a license to the Government under any patent or be construed as affecting the scope of any license or other right otherwise granted to the Government under any patent.

(j) Limitation on charges for rights in technical data.

(1) IdaTech shall not charge to this Agreement any cost, including, but not limited to, license fees, royalties, or similar charges, for rights in technical data to be delivered under this Agreement when—

(i) The Government has acquired, by any means, the same or greater rights in the data; or

(ii) The data are available to the public without restrictions.

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(2) The limitation in paragraph (j)(1) of this clause—

(i) Includes costs charged by a subcontractor or supplier, at any tier, or costs incurred by IdaTech to acquire rights in subcontractor or supplier technical data, if the subcontractor or supplier has been paid for such rights under any other Government subcontract or under a license conveying the rights to the Government; and

(ii) Does not include the reasonable costs of reproducing, handling, or mailing the documents or other media in which the technical data will be delivered.

(k) Applicability to subcontractors or suppliers.

(1) IdaTech shall ensure that the rights afforded its subcontractors and suppliers under 10 U.S.C. 2320, 10 U.S.C. 2321, and the identification, assertion, and delivery processes of paragraph (e) of this clause are recognized and protected.

(2) Whenever any technical data for noncommercial items is to be obtained from a subcontractor or supplier for delivery to the Government under this Agreement, IdaTech shall use this same clause in the subcontract or other contractual instrument, and require its subcontractors or suppliers to do so, without alteration, except to identify the parties. No other clause shall be used to enlarge or diminish the Government’s, IdaTech’s, or a higher-tier subcontractor’s or supplier’s rights in a subcontractor’s or supplier’s technical data.

(3) Technical data required to be delivered by a subcontractor or supplier shall normally be delivered to the next higher-tier contractor, subcontractor, or supplier. However, when there is a requirement in the prime subcontract for data which may be submitted with other than unlimited rights by a subcontractor or supplier, then said subcontractor or supplier may fulfill its requirement by submitting such data directly to the Government, rather than through a higher-tier contractor, subcontractor, or supplier.

(4) IdaTech and higher-tier subcontractors or suppliers shall not use their power to award contracts as economic leverage to obtain rights in technical data from their subcontractors or suppliers.

(5) In no event shall IdaTech use its obligation to recognize and protect subcontractor or supplier rights in technical data as an excuse for failing to satisfy its contractual obligation to the Government.

56. IDENTIFICATION AND ASSERTION OF USE, RELEASE, OR DISCLOSURE RESTRICTIONS (JUN 1995) [DFARS § 252.227-7017]

(a) The terms used in this provision are defined in following clause or clauses contained in this solicitation—

(1) The Rights in Technical Data—Noncommercial Items clause

(2) The Rights in Noncommercial Computer Software and Noncommercial Computer Software Documentation clause

(b) The identification and assertion requirements in this provision apply only to technical data, including computer software documentation, or computer software to be delivered with other than unlimited rights. Notification and identification is not required for restrictions based solely on copyright.

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(c) Upon execution of this Agreement, IdaTech shall identify, the technical data or computer software that IdaTech, its subcontractors or suppliers, or potential subcontractors or suppliers, assert should be furnished to the Government with restrictions on use, release, or disclosure.

(d) IdaTech’s assertions, including the assertions of its subcontractors or suppliers or potential subcontractors or suppliers, shall be submitted as an attachment to this Agreement in the following format, dated and signed by an official authorized to contractually obligate IdaTech: Identification and Assertion of Restrictions on the Government’s Use, Release, or Disclosure of Technical Data or Computer Software. IdaTech asserts for itself, or the persons identified below, that the Government’s rights to use, release, or disclose the following technical data or computer software should be restricted:

Technical Data Computer Software to be Furnished With Restrictions *	Basis for Assertion **	Asserted Rights Category ***	Name of Person Asserting Restriction ****
(LIST) *****	(LIST)	(LIST)	(LIST)

*	For technical data (other than computer software documentation) pertaining to items, components, or processes developed at private expense, identify both the deliverable technical data and each such item, component, or process. For computer software or computer software documentation identify the software or documentation.

**	Generally, development at private expense, either exclusively or partially, is the only basis for asserting restrictions. For technical data, other than computer software documentation, development refers to development of the item, component, or process to which the data pertain. The Government’s rights in computer software documentation generally may not be restricted. For computer software, development refers to the software. Indicate whether development was accomplished exclusively or partially at private expense. If development was not accomplished at private expense, or for computer software documentation, enter the specific basis for asserting restrictions.

***	Enter asserted rights category (e.g., government purpose license rights from a prior contract, rights in SBIR data generated under another contract, limited, restricted, or government purpose rights under this or a prior contract, or specially negotiated licenses).

****	Corporation, individual, or other person, as appropriate.

*****	Enter “none” when all data or software will be submitted without restrictions.

Date

Printed Name and Title

Signature

(End of identification and assertion)

(e) IdaTech’s failure to submit, complete, or sign the notification and identification required by paragraph (d) of this provision with its offer may render the offer ineligible for award.

Hoku Initials & Date /s/ SP 4/18/05	IdaTech Initials & Date /s/ ES 4/7/05

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(f) Upon request by the Contracting Officer, IdaTech shall provide sufficient information to enable the Contracting Officer to evaluate any listed assertion.

57. PREVIOUS CONTRACTS AND COMPLIANCE REPORTS (FEB 1999) [FAR § 52.222-22]

The offeror represents that—

(a) It ☐ has, ☐ has not participated in a previous subcontract or subcontract subject to the Equal Opportunity clause of this solicitation;

(b) It ☐ has, ☐ has not filed all required compliance reports; and representations indicating submission of required compliance reports, signed by proposed subcontractors, will be obtained before subcontract awards.

58. ENTIRE AGREEMENT. The foregoing Sections and Attachments to this Agreement constitute the entire understanding and agreement between the parties and shall supersede any prior agreements, written or oral, not incorporated herein. The terms and conditions of this Agreement shall not be amended except by written agreement signed by both parties.

(Signature page immediately follows.)

Hoku Initials & Date /s/ SP 4/18/05	IdaTech Initials & Date /s/ ES 4/7/05

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

IDATECH: IDATECH, LLC		HOKU: HOKU SCIENTIFIC, INC.

By:	/s/ ERIC SIMPKINS	By:	/s/ SCOTT B. PAUL

Name:	Eric Simpkins	Name:	Scott B. Paul

Title:	Vice President	Title:	VP Business Development

Authorized Signatory		Authorized Signatory

SIGNATURE PAGE TO AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ATTACHMENT A

STATEMENT OF WORK

Proton Exchange Membrane Fuel Cell Trial

1. Program Objective

This Program is a technical validation of a new membrane electrode assembly (“MEA”) incorporating a novel non-fluorinated membrane for use in low operating temperature (“LT”) proton exchange membrane (“PEM”) fuel cells. The current industry standard membrane formulation for PEM fuel cell MEA is a polytetrafluoroethelyne (“PTFE”) based polymer. Although this formulation is the current industry standard, it does not meet the performance, durability or cost requirements that are necessary to enable the widespread commercial adoption of PEM fuel cells, and their availability for Navy applications. This Program is designed to validate Hoku MEA as an alternative to PTFE-based commercial MEA in an operating fuel cell power plant with a minimum net power output of 1 kilowatt.

2. Applicable Documents

2.1 Customer Documents – Unless otherwise specified, the issues of these documents in effect on the date of request for proposal form a part of the specification to the extent specified herein.

2.2 Non-Customer Documents – Unless otherwise specified, the issues of these documents in effect on the date of request for proposal form a part of the specification to the extent specified herein.

2.2.1 National Electric Code (NEC) 2002 edition

2.2.2 Uniform Building Code, 1997 edition

2.2.3 UL-1703 (Underwriter’s Laboratory)

2.2.4 ACI 301-84 (American Concrete Institute)

2.2.5 ACI 304-85 (American Concrete Institute)

2.3 Governing Documents – Unless specifically stated otherwise, the design of all structures, equipment and foundations shall be based on applicable portions of the codes, specifications, industry standards, and other reference documents listed in section 2.2. All components shall be designed in accordance with the Uniform Building Code (UBC). All reinforced concrete work shall be in accordance with ACI 301-84 and ACI 304-85.

The internal design and configuration of the fuel cell power plants are not required to comply with the National Electrical Code and UL-1703 code/specification requirements, but any and all external interface with and connection to the fuel cell power plants are required to comply with the National Electrical Code and UL-1703.

This SOW includes a number of general and supporting specifications for equipment, material, and components. In cases of conflict between the referenced codes, standards and general specifications and this SOW, the Contractor shall notify the Contracting Officer (KO) of the conflict with suggested

Hoku Initials & Date /s/ SP 4/18/05	IdaTech Initials & Date /s/ ES 4/7/05

ATTACHMENT A-1 TO AGREEMENT

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resolution(s) and shall not proceed until directed by the KO. The methods and materials specified herein are intended to represent minimum requirements.

3. Requirements:

The key performance objective of the proposed program is to develop and demonstrate a state-of-the-art PEM fuel cell system that incorporates Hoku MEA within IdaTech fuel cell stacks and integrated fuel cell systems with a minimum of 1 kilowatt of net electrical output. To meet the performance objectives of the proposed program, Hoku Scientific will scale-up the Hoku Membrane and Hoku MEA geometry to a commercial size, and will optimize the materials and production processes as well as the equipment used to fabricate Hoku Membrane and Hoku MEA for use in a commercial fuel cell stack and power system.

Phase I: Engineering the MEA to the required functional size.

3.1-3.4 IdaTech shall provide technical specifications and drawings for its fuel cell stack to allow Hoku to engineer an MEA that meets the size, geometrical requirements and operating conditions of the IdaTech fuel cell stack power module. IdaTech shall also provide the necessary hardware for Hoku to test its MEA in single cells and stacks on Hoku’s fuel cell test stations. Phase I price is $[ * ].

Phase II: Testing

3.5 N/A. Phase II price is $[ * ]

Phase III: Integration of MEA into a 1 kilowatt (minimum) fuel cell stack

3.6 IdaTech shall integrate Hoku MEA into a fuel cell stack with net electrical output of at least 1kW using IdaTech’s fuel cell stack configuration. IdaTech shall train Hoku personnel in the assembly of IdaTech fuel cell stacks. Success will be determined by the IdaTech fuel cell stack incorporating Hoku MEA being testable with a net output of at least 1 kilowatt. Failure to meet these criteria will result in a technical review by the Customer to assess the impact of the failure on the likelihood of overall project success and to determine the feasibility or inability of proceeding to the next task/phase. Phase III price is $[ * ], IdaTech cost share is $[ * ].

Phase IV: Prototype Design

3.7 IdaTech shall develop a preliminary design for a 1 kilowatt (minimum) power plant, including a Functional Requirements Specification (FRS), drawings, bills of materials, interface drawings, and Process & Instrumentation Diagrams. IdaTech will establish a Program Management & Safety Plan. A final design review of the 1 kilowatt (minimum) power plant will be conducted at this time. Success will be determined by Customer review and acceptance of the design and specifications. Phase IV price is $[ * ].

Phase V: Prototype Construction and Testing

3.8 IdaTech shall build a prototype 1 kilowatt (minimum) power plant incorporating the fuel cell stack with Hoku MEA, and will perform engineering testing to an established test plan. Design definition and test planning will be updated by IdaTech and Hoku based on engineering test results. The power plant will include the fuel cell stack with Hoku MEA, the IdaTech fuel processor, and the balance of plant. IdaTech shall prepare an operational manual, spare parts kit, maintenance schedule and procedures. Following construction, IdaTech shall subject the prototype power plant to a standardized and documented testing protocol to verify that the system conforms to the FRS with Navy representatives

Hoku Initials & Date /s/ SP 4/18/05	IdaTech Initials & Date /s/ ES 4/7/05

ATTACHMENT A-2 TO AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

invited to witness testing. Success will be determined by test & demonstration of a functional prototype. Phase V price is $[ * ].

OPTION 1 (this section shall apply only if the Customer exercises Option 1)

3.9 IdaTech shall construct 11 1-kilowatt (minimum) fuel cell power plants. The prototype shall be retrofitted for demonstration readiness, and will be a 12th system. Success will be determined by successfully manufacturing the power plants. These power plants will be manufactured using best practices in part procurement, inventory management, and work direction using a manufacturing control plan. The prototype power plant developed in Phase I-V will also be retrofitted under the same process bringing it to the same level of demonstration readiness as the eleven production units. The units will pass a final acceptance test at Hoku’s facility with representatives of Navy, including representatives of NAWCWD China Lake, invited to witness testing. IdaTech shall also prepare operational manuals, spare part kits, maintenance schedules and procedures. Option I price is $[ * ].

OPTION 2 (this section shall apply only if the Customer exercises Option 2)

3.10 IdaTech shall provide technical support to Hoku during a twelve (12) month field demonstration of 10 of the 11 power plants produced under Option 1. The prototype constructed in Phase V, and one additional unit, shall be retrained by Hoku and IdaTech (one each) as demonstration-ready replacement systems in the event that a demonstration system requires extensive maintenance, service or repair during the duration of the demonstration. Hoku and IdaTech shall develop a Site Agreement Plan detailing the business arrangements, responsibilities, maintenance intervals and emergency response procedures. This may include use of IdaTech web interactive software for the viewing and collection of process parameter data. Hoku and IdaTech will install and commission the first demonstration power plant, and IdaTech will submit a summary report to Hoku. The remaining 9 demonstration power plants will be installed and commissioned by Hoku, with IdaTech providing technical support remotely as required. Success will be determined by successfully installing the power plants at the test site and completing the testing period. Option II price is $[ * ].

4. Deliverables

4.1 Preliminary design for a 1 kilowatt (minimum) power plant, including a Functional Requirements Specification (FRS), drawings, bills of materials, interface drawings, and Process & Instrumentation Diagrams.

4.2 (Reserved)

4.3. Test reports (Hoku and IdaTech).

4.4. Program Management & Safety Plan (IdaTech and Hoku).

IF OPTION 1 and OPTION 2 are exercised, the following additional deliverables shall be provided.

4.5 Design definition and test planning updated by the contractor based on engineering test results of initial prototype. Including Site agreement plan. (IdaTech)

4.6 Test reports including test plans, test reports and final test report. (IdaTech and Hoku)

4.7 Operational manuals, spare part kits, maintenance schedules and procedures. (IdaTech)

Hoku Initials & Date /s/ SP 4/18/05	IdaTech Initials & Date /s/ ES 4/7/05

ATTACHMENT A-3 TO AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

4.8 Ten operational 1 kilowatt (minimum) fuel cell power plants (including the prototype) incorporating Hoku MEA.

4.9 Site Acceptance Plan (Hoku and IdaTech).

Hoku Initials & Date /s/ SP 4/18/05	IdaTech Initials & Date /s/ ES 4/7/05

ATTACHMENT A-4 TO AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ATTACHMENT B

MASTER PROGRAM SCHEDULE

[ * ]
ID	Task Name	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
1	Phase 1 – MEA Engineering	[ * ]
2	[ * ]	[ * ]
3	[ * ]	[ * ]
4	[ * ]	[ * ]
5	[ * ]	[ * ]
6	Phase I – Testing	[ * ]
7	Phase II – Stack Build	[ * ]
8	Phase IV – Prototype Design	[ * ]
9	Phase V – Prototype Constructions & Testing	[ * ]
10	Option I – Construct 11 systems	[ * ]
11	Option II – Field Demonstration	[ * ]

Hoku Initials & Date	IdaTech Initials & Date

ATTACHMENT B-1 TO AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ATTACHMENTS C & D

DATA ITEM DESCRIPTIONS

Hoku Initials & Date	IdaTech Initials & Date

ATTACHMENTS C & D-1 TO AGREEMENT